EXHIBIT 10.35

                             MASTER LEASE AGREEMENT

                    dated as of AUGUST 1, 2002 ("Agreement")

         THIS AGREEMENT is between General Electric Capital Corporation (together with its successors and assigns, if any, "Lessor") and Overhill Farms, Inc. ("Lessee"). Lessor has an office at 44 Old Ridgebury Road, Danbury, CT 06810. Lessee is a corporation organized and existing under the laws of the state of Nevada. Lessee's mailing address and chief place of business is 2727 E. Vernon Avenue, Vernon, Los Angeles County, CA 90058. This Agreement contains the general terms that apply to the leasing of Equipment from Lessor to Lessee. Additional terms that apply to the Equipment (term, rent, options, etc.) shall be contained on a schedule ("Schedule").

1. LEASING:

         (a) Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the equipment and the property ("Equipment") described in any Schedule signed by both parties.

         (b) Lessor shall purchase Equipment from the manufacturer or supplier ("Supplier") and lease it to Lessee if on or before the Last Delivery Date Lessor receives (i) a Schedule for the Equipment, (ii) evidence of insurance which complies with the requirements of Section 9, and (iii) such other documents as Lessor may reasonably request. Each of the documents required above must be in form and substance satisfactory to Lessor. Lessor hereby appoints Lessee its agent for inspection and acceptance of the Equipment from the Supplier. Once the Schedule is signed, the Lessee may not cancel the Schedule.

2. TERM, RENT AND PAYMENT:

         (a) The rent payable for the Equipment and Lessee's right to use the Equipment shall begin on the earlier of (i) the date when the Lessee signs the Schedule and accepts the Equipment or (ii) when Lessee has accepted the Equipment under a Certificate of Acceptance ("Lease Commencement Date"). The term of this Agreement shall be the period specified in the applicable Schedule. The word "term" shall include all basic and any renewal terms.

         (b) Lessee shall pay rent to Lessor at its address stated above, except as otherwise directed by Lessor. Rent payments shall be in the amount set forth in, and due as stated in the applicable Schedule. If any Advance Rent (as stated in the Schedule) is payable, it shall be due when the Lessee signs the Schedule. Advance Rent shall be applied to the first rent payment and the balance, if any, to the final rent payment(s) under such Schedule. In no event shall any Advance Rent or any other rent payments be refunded to Lessee. If rent is not paid within ten (10) days of its due date, Lessee agrees to pay a late charge of five cents ($.05) per dollar on, and in addition to, the amount of such rent but not exceeding the lawful maximum, if any.

3. RENT ADJUSTMENT:

         (a) If, solely as a result of Congressional enactment of any law (including, without limitation, any modification of, or amendment or addition to, the Internal Revenue Code of 1986, as amended, ("Code")), the maximum effective corporate income tax rate (exclusive of any minimum tax rate) for calendar-year taxpayers ("Effective Rate") is higher than thirty-five percent (35%) for any year during the lease term, then Lessor shall have the right to increase such rent payments by requiring payment of a single additional sum. The additional sum shall be equal to the product of (i) the Effective Rate (expressed as a decimal) for such year less .35 (or, in the event that any adjustment has been made hereunder for any previous year, the Effective Rate (expressed as a decimal) used in calculating the next previous adjustment) times
(ii) the adjusted Termination Value (defined below), divided by (iii) the difference between the new Effective Rate (expressed as a decimal) and one (1). The adjusted Termination Value shall be the Termination Value (calculated as of the first rent due in the year for which the adjustment is being made) minus the Tax Benefits that would be allowable under Section 168 of the Code (as of the first day of the year for which such adjustment is being made and all future years of the lease term). The Termination Values and Tax Benefits are defined on the Schedule. Lessee shall pay to Lessor the full amount of the additional rent payment on the later of (i) receipt of notice or (ii) the first day of the year for which such adjustment is being made.

         (b) If, solely as a result of Congressional enactment of any law (including, without limitation, any modification of, or amendment or addition to, the Code, the Effective Rate is lower than thirty-five percent (35%) for any year during the lease term, then Lessor shall upon request reduce such rent payments by a single sum. The reduction shall be equal to the product of (i) the Effective Rate (expressed as a decimal) for such year less .35 (or, in the event that any adjustment has been made hereunder for any previous year, the Effective Rate (expressed as a decimal) used in calculating the next previous adjustment) times (ii) the adjusted Termination Value (defined below), divided by (iii) the difference between the new Effective Tax Rate (expressed as a decimal) and one
(I). The adjusted Termination Value shall be the Termination Value (calculated as of the first rent due in the year for which the adjustment is being made) minus the Tax Benefits that would be allowable under Section 168 of the Code (as of the first day of the year for which such adjustment is being made and all future years of the lease term). The Termination Values and Tax Benefits are defined on the Schedule. Lessor shall pay to Lessee the full amount of the rent reduction on the later of (i) receipt of notice or (ii) the first day of the year for which such adjustment is being made.

         (c) Lessee's obligations under this Section 3 shall survive any expiration or termination of this Agreement

4. TAXES:

         (a) If permitted by law, Lessee shall report and pay promptly all taxes, fees and assessments due, imposed, assessed or levied against any Equipment (or purchase, ownership, delivery, leasing, possession, use or operation thereof), this Agreement (or any rents or receipts hereunder), any Schedule, Lessor or Lessee by any governmental entity or taxing authority during or related to the term of this Agreement, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (collectively "Taxes"). Lessee shall have no liability for Taxes imposed by the United States of America or any state or political subdivision thereof which are on or measured by the net income of Lessor except as provided in Sections 3 and 14(c). Lessee shall promptly reimburse Lessor (on an after tax basis) for any Taxes charged to or assessed against Lessor. Lessee shall show Lessor as the owner of the Equipment on all tax reports or returns, and send Lessor a copy of each report or return and evidence of Lessee's payment of Taxes upon request

         (b) Lessee's obligations, and Lessor's rights and privileges, contained in this Section 4 shall survive the expiration or other termination of this Agreement.

5. REPORTS:

         (a) If any tax or other lien shall attach to any Equipment, Lessee will notify Lessor in writing, within ten (10) days after Lessee becomes aware of the tax or lien. The notice shall include the full particulars of the tax or lien and the location of such Equipment on the date of the notice.

         (b) Lessee will deliver to Lessor, Lessee's complete financial statements, certified by a recognized firm of certified public accountants within ninety (90) days of the close of each fiscal year of Lessee. Lessee will deliver to Lessor copies of Lessees quarterly financial report certified by the chief financial officer of Lessee, within ninety (90) days of the close of each fiscal quarter of Lessee. Lessee will deliver to Lessor all Forms 10-K and 10-Q, if any, filed with the Securities and Exchange Commission within thirty (30) days after the date on which they are filed.

         (c) Lessor may inspect any Equipment during normal business hours after giving Lessee reasonable prior notice.

         (d) Lessee will keep the Equipment at the Equipment Location (specified in the applicable Schedule) and will give Lessor prior written notice of any relocation of Equipment. If Lessor asks, Lessee will promptly notify Lessor in writing of the location of any Equipment.

         (e) If any Equipment is lost or damaged (where the estimated repair costs would exceed the greater of ten percent (10%) of the original Equipment cost or ten thousand and 00/100 dollars ($10,000)), or is otherwise involved in an accident causing personal injury or property damage, Lessee will promptly and fully report the event to Lessor in writing.

         (f) Lessee will furnish a certificate of an authorized officer of Lessee stating that he has reviewed the activities of Lessee and that, to the best of his knowledge, there exists no default or event which with notice or lapse of time (or both) would become such a default within thirty (30) days after any request by Lessor.

         (g) Lessee will promptly notify Lessor of any change in Lessee's state of incorporation or organization.

6. DELIVERY, USE AND OPERATION:

         (a) All Equipment shall be shipped directly from the Supplier to Lessee.

         (b) Lessee agrees that the Equipment will be used by Lessee solely in the conduct of its business and in a manner complying with all applicable laws, regulations and insurance policies and Lessee shall not discontinue use of the Equipment

         (c) Lessee will not move any equipment from the location specified on the Schedule, without the prior written consent of Lessor.

         (d) Lessee will keep the Equipment free and clear of all liens and encumbrances other than those which result from acts of Lessor.

         (e) Lessor shall not disturb Lessee's quiet enjoyment of the Equipment during the term of the Agreement unless a default has occurred and is continuing under this Agreement

7. MAINTENANCE:

         (a) Lessee will, at its sole expense, maintain each unit of Equipment in good operating order and repair, normal wear and tear excepted. The Lessee shall also maintain the Equipment in accordance with manufacturer's recommendations. Lessee shall make all alterations or modifications required to comply with any applicable law, rule or regulation during the term of this Agreement. If Lessor requests, Lessee shall affix plates, tags or other identifying labels showing ownership thereof by Lessor. The tags or labels shall be placed in a prominent position on each unit of Equipment

         (b) Lessee will not attach or install anything on any Equipment that will impair the originally intended function or use of such Equipment without the prior written consent of Lessor. All additions, parts, supplies, accessories, and equipment ("Additions") furnished or attached to any Equipment that are not readily removable shall become the property of Lessor. All Additions shall be made only in compliance with applicable law. Lessee will not attach or install any Equipment to or in any other personal or real property without the prior written consent of Lessor.

8. STIPULATED LOSS VALUE: If for any reason any unit of Equipment becomes worn out, lost, stolen, destroyed, irreparably damaged or unusable ("Casualty Occurrences") Lessee shall promptly and fully notify Lessor in writing. Lessee shall pay Lessor the sum of (i) the Stipulated Loss Value (see Schedule) of the affected unit determined as of the rent payment date prior to the Casualty Occurrence; and (ii) all rent and other amounts which are then due under this Agreement on the Payment Date (defined below) for the affected unit. The Payment Date shall be the next rent payment date after the Casualty Occurrence. Upon Payment of all sums due hereunder, the term of this lease as to such unit shall terminate.

9. INSURANCE:

         (a) Lessee shall bear the entire risk of any loss, theft, damage to, or destruction of, any unit of Equipment from any cause whatsoever from the time the Equipment is shipped to Lessee.

         (b) Lessee agrees, at its own expense, to keep all Equipment insured for such amounts and against such hazards as Lessor may reasonably require. All such policies shall be with companies, and on terms, reasonably satisfactory to Lessor. The insurance shall include coverage for damage to or loss of the Equipment, liability for personal injuries, death or property damage. Lessor shall be named as additional insured with a loss payable clause in favor of Lessor, as its interest may appear, irrespective of any breach of warranty or other act or omission of Lessee. The insurance shall provide for liability coverage in an amount equal to at least ONE MILLION U.S. DOLLARS ($1,000,000.00) total liability per occurrence, unless otherwise stated in any Schedule. The casualty/property damage coverage shall be in an amount equal to the higher of the Stipulated Loss Value or the full replacement cost of the Equipment. No insurance shall be subject to any co-insurance clause. The insurance policies shall provide that the insurance may not be altered or canceled by the insurer until after thirty (30) days written notice to Lessor. Lessee agrees to deliver to Lessor evidence of insurance reasonably satisfactory to Lessor.

         (c) Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make proof of loss and claim for insurance, and to make adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments. Lessor shall not act as Lessee's attorney-in-fact unless Lessee is in default. Lessee shall pay any reasonable expenses of Lessor in adjusting or collecting insurance. Lessee will not make adjustments with insurers except with respect to claims for damage to any unit of Equipment where the repair costs are less than the lesser of ten percent (10%) of the original Equipment cost or ten thousand and 00/100 dollars ($10,000). Lessor may, at its option, apply proceeds of insurance, in whole or in part, to (i) repair or replace Equipment or any portion thereof, or (ii) satisfy any obligation of Lessee to Lessor under this Agreement

10. RETURN OF EQUIPMENT:

         (a) At the expiration or termination of this Agreement or any Schedule, Lessee shall perform any testing and repairs required to place the units of Equipment in the same condition and appearance as when received by Lessee (reasonable wear and tear excepted) and in good working order for the original intended purpose of the Equipment. If required the units of Equipment shall be deinstalled, disassembled and crated by an authorized manufacturer's representative or such other service person as is reasonably satisfactory to Lessor. Lessee shall remove installed markings that are not necessary for the operation, maintenance or repair of the Equipment. All Equipment will be cleaned, cosmetically acceptable, and in such condition as to be immediately installed into use in a similar environment for which the Equipment was originally intended to be used. All waste material and fluid must be removed from the Equipment and disposed of in accordance with then current waste disposal laws. Lessee shall return the units of Equipment to a location within the continental United States as Lessor shall direct. Lessee shall obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment. The transit insurance must name Lessor as the loss payee. The Lessee shall pay for all costs to comply with this section (a).

         (b) Until Lessee has fully complied with the requirements of Section 10(a) above, Lessee's rent payment obligation and all other obligations under this Agreement shall continue from month to month notwithstanding any expiration or termination of the lease term. Lessor may terminate the Lessee's right to use the Equipment upon ten (10) days notice to Lessee.

         (c) Lessee shall provide to Lessor a detailed inventory of all components of the Equipment including model and serial numbers. Lessee shall also provide an up-to-date copy of all other documentation pertaining to the Equipment. All service manuals, blue prints, process flow diagrams, operating manuals, inventory and maintenance records shall be given to Lessor at least ninety (90) days and not more than one hundred twenty (120) days prior to lease termination.

         (d) Lessee shall make the Equipment available for on-site operational inspections by potential purchasers at least one hundred twenty (120) days prior to and continuing up to lease termination. Lessor shall provide Lessee with reasonable notice prior to any inspection. Lessee shall provide personnel, power and other requirements necessary to demonstrate electrical, hydraulic and mechanical systems for each item of Equipment

11. DEFAULT AND REMEDIES:

         (a) Lessor may in writing declare this Agreement in default if: (i) Lessee breaches its obligation to pay rent or any other sum when due and fails to cure the breach within ten (10) days; (ii) Lessee breaches any of its insurance obligations under Section 9; (iii) Lessee breaches any of its other obligations and fails to cure that breach within thirty (30) days after written notice from Lessor; (iv) any representation or warranty made by Lessee in connection with this Agreement shall be false or misleading in any material respect; (v) Lessee or any guarantor or other obligor for the Lessee's obligations hereunder ("Guarantor") becomes insolvent or ceases to do business as a going concern; (vi) any Equipment is illegally used; (vii) if Lessee or any Guarantor is a natural person, any death or incompetency of Lessee or such Guarantor; (viii) a petition is filed by or against Lessee or any Guarantor under any bankruptcy or insolvency laws and in the event of an involuntary petition, the petition is not dismissed within forty-five (45) days of the filing date; or (ix) Lessee defaults under any other material obligation for (A) borrowed money, (B) the deferred purchase price of property, or (C) payments due under lease agreements. The default declaration shall apply to all Schedules unless specifically excepted by Lessor.

         (b) After a default, at the request of Lessor, Lessee shall comply with the provisions of Section 10(a). Lessee hereby authorizes Lessor to peacefully enter any premises where any Equipment may be and take possession of the Equipment. Lessee shall immediately pay to Lessor without further demand as liquidated damages for loss of a bargain and not as a penalty, the Stipulated Loss Value of the Equipment (calculated as of the rent payment date prior to the declaration of default), and all rents and other sums then due under this Agreement and all Schedules. Lessor may terminate this Agreement as to any or all of the Equipment. A termination shall occur only upon written notice by

Lessor to Lessee and only as to the units of Equipment specified in any such notice. Lessor may, but shall not be required to, sell Equipment at private or public sale, in bulk or in parcels, with or without notice, and without having the Equipment present at the place of sale. Lessor may also, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Equipment. Lessor may use Lessee's premises for a reasonable period of time for any or all of the purposes stated above without liability for rent, costs, damages or otherwise. The proceeds of sale, lease or other disposition, if any, shall be applied in the following order of priorities: (i) to pay all of Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of Equipment; then, (ii) to the extent not previously paid by Lessee, to pay Lessor all sums due from Lessee under this Agreement; then (iii) to reimburse to Lessee any sums previously paid by Lessee as liquidated damages; and (iv) any surplus shall be retained by Lessor. Lessee shall immediately pay any deficiency in (i) and (ii) above.

         (c) The foregoing remedies are cumulative, and any or all thereof may be exercised instead of or in addition to each other or any remedies at law, in equity, or under statute. Lessee waives notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising. Lessee shall pay Lessor's actual attorney's fees incurred in connection with the enforcement, assertion, defense or preservation of Lessor's rights and remedies under this Agreement, or if prohibited by law, such lesser sum as may be permitted. Waiver of any default shall not be a waiver of any other or subsequent default.

         (d) Any default under the terms of this or any other agreement between Lessor and Lessee may be declared by Lessor a default under this and any such other agreement.

12. ASSIGNMENT: LESSEE SHALL NOT SELL, TRANSFER, ASSIGN, ENCUMBER OR SUBLET ANY EQUIPMENT OR THE INTEREST OF LESSEE IN THE EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR Lessor may, without the consent of Lessee, assign this Agreement, any Schedule or the right to enter into a Schedule. Lessee agrees that if Lessee receives written notice of an assignment from Lessor, Lessee will pay all rent and all other amounts payable under any assigned Schedule to such assignee or as instructed by Lessor. Lessee also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by assignee. Lessee hereby waives and agrees not to assert against any such assignee any defense, set-of, recoupment claim or counterclaim which Lessee has or may at any time have against Lessor for any reason whatsoever.

13. NET LEASE: Lessee is unconditionally obligated to pay all rent and other amounts due for the entire lease term no matter what happens, even if the Equipment is damaged or destroyed, if it is defective or if Lessee no longer can use it. Lessee is not entitled to reduce or set-off against rent or other amounts due to Lessor or to anyone to whom Lessor assigns this Agreement or any Schedule whether Lessee's claim arises out of this Agreement, any Schedule, any statement by Lessor, Lessor's liability or any manufacturer's liability, strict liability, negligence or otherwise.

14. INDEMNIFICATION:

         (a) Lessee hereby agrees to indemnify Lessor, its agents, employees, successors and assigns (on an after tax basis) from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses, of whatsoever kind and nature arising out of or relating to the

Equipment or this Agreement, except to the extent the losses, damages, penalties, injuries, claims, actions, suits or expenses result from Lessor's gross negligence or willful misconduct ("Claims"). This indemnity shall include, but is not limited to, Lessor's strict liability in tort and Claims, arising out of (i) the selection, manufacture, purchase, acceptance or rejection of Equipment, the ownership of Equipment during the term of this Agreement, and the delivery, lease, possession, maintenance, uses, condition, return or operation of Equipment (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement or environmental damage) or (ii) the condition of Equipment sold or disposed of after use by Lessee, any sublessee or employees of Lessee. Lessee shall, upon request, defend any actions based on, or arising out of, any of the foregoing.

         (b) (i) Lessee hereby acknowledges that it is the Lessor's belief that on the Lease Commencement Date for any unit of Equipment, such unit will qualify for all of the items of deduction and credit specified in Section C of the applicable Schedule ("Tax Benefits") in the hands of Lessor, and (ii) Lessee hereby represents, warrants and covenants that at no time during the term of this Agreement will Lessee take or omit to take, nor will it permit any sublessee or assignee to take or omit to take, any action (whether or not such act or omission is otherwise permitted by Lessor or by this Agreement), which will result in the disqualification of any Equipment for, or recapture of, all or any portion of such Tax Benefits.

         (c) If as a result of a breach of any representation, warranty or covenant of the Lessee contained in this Agreement or any Schedule (i) tax counsel of Lessor shall determine that Lessor is not entitled to claim on its Federal income tax return all or any portion of the Tax Benefits with respect to any Equipment, or (ii) any Tax Benefit claimed on the Federal income tax return of Lessor is disallowed or adjusted by the Internal Revenue Service, or (Iii) any Tax Benefit is recalculated or recaptured (any determination, disallowance, adjustment, recalculation or recapture being a "Loan"), then Lessee shall pay to Lessor, as an indemnity and as additional rent, an amount that shall, in the reasonable opinion of Lessor, cause Lessor's after-tax economic yields and cash flows to equal the Net Economic Return that would have been realized by Lessor if such Loss had not occurred. Such amount shall be payable upon demand accompanied by a statement describing in reasonable detail such Loss and the computation of such amount. The economic yields and cash flows shall be computed on the same assumptions, including tax rates as were used by Lessor in originally evaluating the transaction ("Net Economic Return"). If an adjustment has been made under Section 3 then the Effective Rate used in the next preceding adjustment shall be substituted.

         (d) All references to Lessor in this Section 14 include Lessor and the consolidated taxpayer group of which Lessor is a member. All of Lessor's rights, privileges and indemnities contained in this Section 14 shall survive the expiration or other termination of this Agreement. The rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Lessor, its successors and assigns.

15. DISCLAIMER: LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE EQUIPMENT WITHOUT ANY ASSISTANCE FROM LESSOR, ITS AGENTS OR EMPLOYEES. LESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE EQUIPMENT LEASED UNDER THIS AGREEMENT OR ANY COMPONENT THEREOF, INCLUDING,

WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks, as between Lessor and Lessee, are to be borne by Lessee. Without limiting the foregoing, Lessor shall have no responsibility or liability to Lessee or any other person with respect to any of the following; (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Equipment, any inadequacy thereof, any deficiency or defect (latent or otherwise) of the Equipment, or any other circumstance in connection with the Equipment; (ii) the use, operation or performance of any Equipment or any risks relating to it; (iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Equipment. If, and so long as, no default exists under this Agreement, Lessee shall be, and hereby is, authorized during the term of this Agreement to assert and enforce whatever claims and rights Lessor may have against any Supplier of the Equipment at Lessee's sole cost and expense, in the name of and for the account of Lessor and/or Lessee, as their interests may appear.

16. REPRESENTATIONS AND WARRANTIES OF LESSEE: Lessee makes each of the following representations and warranties to Lessor on the date hereof and on the date of execution of each Schedule.

         (a) Lessee has adequate power and capacity to enter into, and perform under, this Agreement and all related documents (together, the "Documents"). Lessee is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located.

         (b) The Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws.

         (c) No approval, consent or withholding of objections is required from any governmental authority or entity with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained.

         (d) The entry into and performance by Lessee of the Documents will not:
(i) violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's Certificate of Incorporation or bylaws; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Agreement) to which Lessee is a party.

         (e) There are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Lessee, which if decided against Lessee will have a material adverse effect on the ability of Lessee to fulfill its obligations under this Agreement

         (f) The Equipment accepted under any Certificate of Acceptance is and will remain tangible personal property.

         (g) Each financial statement delivered to Lessor has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of the most recent financial statement, there has been no material adverse change.

         (h) Lessee's exact legal name is as set forth in the first sentence of this Agreement and Lessee is and will be at all times validly existing and in good standing under the laws of the State of its incorporation or organization (specified in the first sentence of this Agreement).

         (i) The Equipment will at all times be used for commercial or business purposes.

17. EARLY TERMINATION:

         (a) On or after the First Termination Date (specified in the applicable Schedule), Lessee may, so long as no default exists hereunder, terminate this Agreement as to all (but not less than all) of the Equipment on such Schedule as of a rent payment date ("Termination Date"). Lessee must give Lessor at least ninety (90) days prior written notice of the termination.

         (b) Lessee shall, and Lessor may, solicit cash bids for the Equipment on an AS IS, WHERE IS BASIS without recourse to or warranty from Lessor, express or implied ("AS IS BASIS"). Prior to the Termination Date, Lessee shall (i) certify to Lessor any bids received by Lessee and (ii) pay to Lessor (A) the Termination Value (calculated as of the rent due on the Termination Date) for the Equipment, and (B) all rent and other sums due and unpaid as of the Termination Date.

         (c) If all amounts due hereunder have been paid on the Termination Date, Lessor shall (i) sell the Equipment on an AS IS BASIS for cash to the highest bidder and (ii) refund the proceeds of such sale (net of any related expenses) to Lessee up to the amount of the Termination Value. If such sale is not consummated, no termination shall occur and Lessor shall refund the Termination Value (less any expenses incurred by Lessor) to Lessee.

         (d) Notwithstanding the foregoing, Lessor may elect by written notice, at any time prior to the Termination Date, not to sell the Equipment. In that event, on the Termination Date Lessee shall (i) return the Equipment (n accordance with Section 10) and (ii) pay to Lessor all amounts required under
Section 17(b) less the amount of the highest bid certified by Lessee to Lessor.

18. PURCHASE OPTION:

         (a) Lessee may at lease expiration purchase all (but not less than all) of the Equipment in any Schedule on an AS IS BASIS for cash equal to its then Fair Market Value (plus all applicable sales taxes). Lessee must notify Lessor of its intent to purchase the Equipment in writing at least one hundred eighty
(180) days in advance. If Lessee is in default or if the Lease has already been terminated Lessee may not purchase the Equipment

         (b) "Fair Market Value" shall mean the price that a willing buyer (who is neither a lessee in possession nor a used equipment dealer) would pay for the Equipment in an arm's-length transaction to a willing seller under no compulsion to sell. In determining the Fair Market Value the Equipment shall be assumed to be in the condition in which it is required to be maintained and returned under this Agreement. If the Equipment is installed it shall be valued on an installed basis. The costs of removal from current location shall not be a deduction from the value of the Equipment. If Lessor and Lessee are unable to agree on the Fair Market Value at least one hundred thirty-five (135) days before lease expiration, Lessor shall appoint an independent appraiser (reasonably acceptable to Lessee) to determine Fair Market Value. The independent appraiser's determination shall be final, binding and conclusive. Lessee shall bear all costs associated with any such appraisal.

         (c) Lessee shall be deemed to have waived this option unless it provides Lessor with written notice of its irrevocable election to exercise the same within fifteen (15) days after Fair Market Value is told to Lessee.

19. MISCELLANEOUS:

         (a) LESSEE AND LESSOR UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEE AND LESSOR. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         (b) The Equipment shall remain Lessor's property unless Lessee purchases the Equipment from Lessor and until such time Lessee shall only have the right to use the Equipment as a lessee. Any cancellation or termination by Lessor of this Agreement, any Schedule, supplement or amendment hereto, or the lease of any Equipment hereunder shall not release Lessee from any then outstanding obligations to Lessor hereunder. All Equipment shall at all times remain personal property of Lessor even though it may be attached to real property. The Equipment shall not become part of any other property by reason of any installation in, or attachment to, other real or personal property .

         (c) Time is of the essence of this Agreement. Lessor's failure at any time to require strict performance by Lessee of any of the provisions hereof shall not waive or diminish Lessor's right at any other time to demand strict compliance with this Agreement. Lessee agrees, upon Lessor's request, to execute, or otherwise authenticate, any document, record or instrument necessary or expedient for filing, recording or perfecting the interest of Lessor or to carry out the intent of this Agreement. In addition, Lessee hereby authorizes Lessor to file a financing statement and amendments thereto describing the Equipment described in any and all Schedules now and hereafter executed pursuant hereto and adding any other collateral described therein and containing any other information required by the applicable Uniform Commercial Code. Lessee irrevocably grants to Lessor the power to sign Lessee's name and generally to act on behalf of Lessee to execute and file financing statements and other documents pertaining to any or all of the Equipment. All notices required to be given hereunder shall be deemed adequately given if sent by registered or certified mail to the addressee at its address stated herein, or at such other place as such addressee may have specified in writing. This Agreement and any Schedule and Annexes thereto constitute the entire agreement of the parties with respect to the subject matter hereof. NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO.

         (d) If Lessee does not comply with any provision of this Agreement, Lessor shall have the right, but shall not be obligated, to effect such compliance, in whole or in part. All reasonable amounts spent and obligations incurred or assumed by Lessor in effecting such compliance shall constitute additional rent due to Lessor. Lessee shall pay the additional rent within five days after the date Lessor sends notice to Lessee requesting payment. Lessor's effecting such compliance shall not be a waiver of Lessee's default.

         (e) Any rent or other amount not paid to Lessor when due shall bear interest, from the due date until paid, at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law. Any provisions in this Agreement and any Schedule that are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

         (f) Lessee hereby irrevocably authorizes Lessor to adjust the Capitalized Lessor's Cost up or down by no more than ten percent (10%) within each Schedule to account for equipment change orders, equipment returns, invoicing errors, and similar matters. Lessee acknowledges and agrees that the rent shall be adjusted as a result of the change in the Capitalized Lessor's Cost. Lessor shall send Lessee a written notice stating the final Capitalized Lessor's Cost, if it has changed.

         (g) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CONNECTICUT (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT.

         (h) Any cancellation or termination by Lessor, pursuant to the provisions of this Agreement, any Schedule, supplement or amendment hereto, of the lease of any Equipment hereunder, shall not release Lessee from any then outstanding obligations to Lessor hereunder.

         (1) To the extent that any Schedule would constitute chattel paper, as such term is defined m the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest therein may be created through the transfer or possession of this Agreement in and of itself without the transfer or possession of the original of a Schedule executed pursuant to this Agreement and incorporating this Agreement by reference; and no security interest in this Agreement and a Schedule may be created by the transfer or possession of any counterpart of the Schedule other than the original thereof, which shall be identified as the document marked "Original" and all other counterparts shall be marked "Duplicate".

         IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

LESSOR                                      LESSEE:
General Electric Capital Corporation        Overhill Farms, Inc.

By: /S/ IRIS KWONG                          By: /S/ RICHARD A. HORVATH
    -------------------------------             --------------------------------
Name: IRIS KWONG                            Name: RICHARD A. HORVATH
    -------------------------------             --------------------------------
Tide:  SR. RISK ANALYST                     Title:  CFO
    -------------------------------             --------------------------------

General Electric Capital Corporation
44 Old Ridgebury Road
Danbury, CT 06810

Re: Master Lease Agreement between General Electric Capital Corporation ("GE Capital") and Overhill Farms, Inc. ("Overhill") dated as of 8/1, 2002 and Schedule No 3 (the "Lease") with respect to the following equipment (the "Equipment"):

         Four (4) Frigoscandia Refrigeration System Freezers Model GCM106-10-29-46 WE CR, and

         One (1) Frigoscandia Refrigeration System Model FB 940 ACPT; and

         One (1) Chester-Jensen Chiller B-12-OT-12-32

In consideration of, and in order to induce you to enter into, the Lease, the undersigned represents, warrants and covenants:

1. Overhill has authorized GE Capital to acquire the Equipment from US Bancorp for the purpose of leasing it to Overhill pursuant to the Lease.

2. GE Capital is acquiring the Equipment solely for the purpose of leasing it to Overhill pursuant to the Lease. US Bancorp will deliver to GE Capital a Bill of Sale for the Equipment, a copy of which is attached hereto and incorporated here by this reference. Overhill has had a sufficient opportunity to review the terms of the Bill of Sale and has accepted, for all purposes of the Lease, all the terms and conditions thereof, including without limitation the disclaimers and limitations on warranties with respect to the Equipment.

3. Overhill understands that GE Capital is relying upon these representations and warranties in acquiring the Equipment and entering into the Lease with Overhill and would not acquire the Equipment nor enter into the Lease without these representations and warranties.

4. US Bancorp and Overhill does hereby indemnify and hold harmless GE Capital for any loss, liability or expense arising from the breach by such party of any of the foregoing representations, warranties and agreements.

Overhill Farms, Inc.

By: /S/ RICHARD A. HORVATH
    ----------------------------
Title: CFO
    ----------------------------
Date:     8/1, 2002
    ----------------------------

                               CORPORATE LESSEE'S
                          BOARD OF DIRECTORS RESOLUTION

The undersigned hereby certifies: (i) that she/he is the Secretary of Overhill Farms, Inc.; (ii) that the following is a true and correct copy of resolutions duly adopted at a meeting of the Board of Directors of said Corporation duly held on the _____________________ day of _________________, ________; and (iii)
that said resolutions have not been amended, rescinded, modified or revoked, and are in full force and effect:

"RESOLVED, that each of the officers of this Corporation, whose name and signature appears below:


NAME                        TITLE                      SIGNATURE
--------------------------- -------------------------- -------------------------

James Rudis                 President                  /s/ James Rudis
--------------------------- -------------------------- -------------------------

Richard A. Horvath          Sr. V.P., Secretary        /s/ Richard A. Horvath
--------------------------- -------------------------- -------------------------

William E. Shatley          Sr. V.P., Treasurer        /s/ William E. Shatley
--------------------------- -------------------------- -------------------------

or the duly elected or appointed successor in office of any or all of them, be, and hereby is, authorized and empowered in the name and on behalf of this Corporation to enter into, execute and deliver a master lease agreement with General Electric Capital Corporation (together with its successors and assigns, if any, "Lessor") as Lessor, providing for the leasing to (or sale and leaseback
by) this Corporation, from time to time, of certain equipment, and further providing for this Corporation to indemnity said Lessor against certain occurrences and against the loss of contemplated tax treatment; and

         FURTHER RESOLVED, that each officer of this Corporation be, and hereby is, authorized and empowered in the name and on behalf of this Corporation to enter into, execute and deliver any documents and to do and perform all other acts and deeds which may be necessary or appropriate to effectuate the lease (or sale and leaseback) of equipment from Lessor; and

         FURTHER RESOLVED, that the Lessor may rely upon the aforesaid resolutions until receipt by it of written notice of any change.

         IN WITNESS WHEREOF, I have set may hand and affixed the seal of said Corporation this 1st day of August, 2002.



(CORPORATE SEAL)

/S/ RICHARD A. HORVATH
---------------------------
Secretary

                               CORPORATE GUARANTY

                                                            Date: August 1, 2002

General Electric Capital Corporation
44 Old Ridgebury Road
Danbury, CT 06810

         To induce you to enter into, purchase or otherwise acquire, now or at any time hereafter, any promissory notes, security agreements, chattel mortgages, pledge agreements, conditional sale contracts, lease agreements, and/or any other documents or instruments evidencing, or relating to, any lease, loan, extension of credit or other financial accommodation (collectively "Account Documents" and each an "Account Document") to Overhill Farms, Inc., a corporation organized and existing under the laws of the State of Nevada ("Customer"), but without in any way binding you to do so, the undersigned, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby guarantee to you, your successors and assigns, the due regular and punctual payment of any sum or sums of money which the Customer may owe to you now or at any time hereafter, whether evidenced by an Account Document, on open account or otherwise, and whether it represents principal, interest, rent, late charges, indemnities, an original balance, an accelerated balance, liquidated damages, a balance reduced by partial payment, a deficiency after sale or other disposition of any leased equipment, collateral or security, or any other type of sum of any kind whatsoever that the Customer may owe to you now or at any time hereafter, and does hereby further guarantee to you, your successors and assigns, the due, regular and punctual performance of any other duty or obligation of any kind or character whatsoever that the Customer may owe to you now or at any time hereafter for so long as customer is a wholly owned subsidiary of guarantor (all such payment and performance obligations being collectively referred to as "Obligations"). Undersigned does hereby further guarantee to pay upon demand all losses, costs, attorneys' fees and expenses which may be suffered by you by reason of Customer's default or default of the undersigned. This guarantee and guarantor's obligation arising hereunder (including the Obligations) shall terminate upon delivery to you of written notice regarding the disposition by guarantor of one hundred percent (100%) of its ownership interest in customer by virtue of the purposed spin-off disclosed to you or otherwise.

         This Guaranty is a guaranty of prompt payment and performance (and not merely a guaranty of collection). Nothing herein shall require you to first seek or exhaust any remedy against the Customer, its successors and assigns, or any other person obligated with respect to the Obligations, or to first foreclose, exhaust or otherwise proceed against any leased equipment, collateral or security which may be given in connection with the Obligations. It is agreed that you may, upon any breach or default of the Customer, or at any time thereafter, make demand upon the undersigned and receive payment and performance of the Obligations, with or without notice or demand for payment or performance by the Customer, its successors or assigns, or any other person. Suit may be brought and maintained against the undersigned, at your election, without joinder of the Customer or any other person as parties thereto. The obligations of each signatory to this Guaranty shall be joint and several.

         The undersigned agrees that its obligations under this Guaranty shall be primary, absolute, continuing and unconditional, irrespective of and unaffected by any of the following actions or circumstances (regardless of any notice to or consent of the undersigned): (a) the genuineness, validity, regularity and enforceability of the Account Documents or any other document;
(b) any extension, renewal, amendment, change, waiver or other modification of the Account Documents or any other document; (c) the absence of, or delay in, any action to enforce the Account Documents, this Guaranty or any other document; (d) your failure or delay in obtaining any other guaranty of the Obligations (including, without limitation, your failure to obtain the signature of any other guarantor hereunder); (e) the release of, extension of time for payment or performance by, or any other indulgence granted to the Customer or any other person with respect to the Obligations by operation of law or otherwise; (f) the existence, value, condition, loss, subordination or release (with or without substitution) of, or failure to have title to or perfect and maintain a security interest in, or the time, place and manner of any sale or other disposition of any leased equipment, collateral or security given in connection with the Obligations, or any other impairment (whether intentional or negligent, by operation of law or otherwise) of the rights of the undersigned;
(g) the Customer's voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization, or similar proceedings affecting the Customer or any of its assets; or (h) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

         This Guaranty, the Account Documents and the Obligations may be assigned by you, without the consent of the Undersigned. The Undersigned agrees that if it receives written notice of an assignment from you, the Undersigned will pay all amounts due hereunder to such assignee or as instructed by you. The Undersigned also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by assignee. The Undersigned hereby waives and agrees not to assert against any such assignee any of the defenses set forth in the immediate preceding paragraph.

         This Guaranty may be terminated upon delivery to you (at your address shown above) of a written termination notice from the undersigned. However, as to all Obligations (whether matured, unmatured, absolute, contingent or otherwise) incurred by the Customer prior to your receipt of such written termination notice (and regardless of any subsequent amendment, extension or other modification which may be made with respect to such Obligations), this Guaranty shall nevertheless continue and remain undischarged until all such Obligations are indefeasibly paid and performed in full.

         The undersigned agrees that this Guaranty shall remain in full force and effect or be reinstated (as the case may be) if at any time payment or performance of any of the Obligations (or any part thereof) is rescinded, reduced or must otherwise be restored or returned by you, all as though such payment or performance had not been made. If, by reason of any bankruptcy, insolvency or similar laws effecting the rights of creditors, you shall be prohibited from exercising any of your rights or remedies against the Customer or any other person or against any property, then, as between you and the undersigned, such prohibition shall be of no force and effect, and you shall have the right to make demand upon, and receive payment from, the undersigned of all amounts and other sums that would be due to you upon a default with respect to the Obligations.

         Notice of acceptance of this Guaranty and of any default by the Customer or any other person is hereby waived. Presentment, protest demand, and notice of protest. demand and dishonor of any of the Obligations, and the exercise of possessory, collection or other remedies for the Obligations, are hereby waived. The undersigned warrants that it has adequate means to obtain from the Customer on a continuing basis financial data and other information regarding the Customer and is not relying upon you to provide any such data or other information. Without limiting the foregoing, notice of adverse change in the Customer's financial condition or of any other fact which might materially increase the risk of the undersigned is also waived. All settlements, compromises. accounts stated and agreed balances made in good faith between the Customer, its successors or assigns, and you shall be binding upon and shall not affect the liability of the undersigned.

         Payment of all amounts now or hereafter owed to the undersigned by the Customer or any other obligor for any of the Obligations is hereby subordinated in right of payment to the indefeasible payment in full to you of all Obligations and is hereby assigned to you as a security therefor. The undersigned hereby irrevocably and unconditionally waives and relinquishes all statutory, contractual, common law, equitable and all other claims against the Customer, any other obligor for any of the Obligations, any collateral therefor, or any other assets of the Customer or any such other obligor, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect of sums paid or payable to you by the undersigned hereunder, and the undersigned hereby further irrevocably and unconditionally waives and relinquishes any and all other benefits which it might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by, or collected or due from, it, the Customer or any other obligor for any of the Obligations, or realized from any of their respective assets.

         THE UNDERSIGNED HEREBY UNCONDITIONALLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS GUARANTY, THE OBLIGATIONS GUARANTEED HEREBY, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN US RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN US. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY, THE OBLIGATIONS GUARANTEED HEREBY, OR ANY RELATED DOCUMENTS. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         As used in this Guaranty, the word "person" shall include any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or any government or any political subdivision thereof.

         This Guaranty is intended by the parties as a final expression of the guaranty of the undersigned and is also intended as a complete and exclusive statement of the terms thereof. No course of dealing, course of performance or trade usage, nor any paid evidence of any kind, shall be used to supplement or modify any of the terms hereof. Nor are there any conditions to the full effectiveness of this Guaranty. This Guaranty and each of its provisions may only be waived, modified, varied, released, terminated or surrendered, in whole or in part, by a duly authorized written instrument signed by you. No failure by you to exercise your rights hereunder shall give rise to any estoppel against you, or excuse the undersigned from performing hereunder. Your waiver of any right to demand performance hereunder shall not be a waiver of any subsequent or other right to demand performance hereunder.

         This Guaranty shall bind the undersigned's successors and assigns and the benefits thereof shall extend to and include your successors and assigns. In the event of default hereunder, you may at any time inspect undersigned's records, or at your option, undersigned shall furnish you with a current independent audit report.

         If any provisions of this Guaranty are in conflict with any applicable statute, rule or law, then such provisions shall be deemed null and void to the extent that they may conflict therewith, but without invalidating any other provisions hereof.

         Each signatory on behalf of a corporate guarantor warrants that he had authority to sign on behalf of such corporation and by so signing, to bind said guarantor corporation hereunder.

         IN WITNESS WHEREOF, this Guaranty is executed the day and year above written.

                                           Overhill Corporation

                                           By:  /S/ JAMES RUDIS
                                                --------------------------------
                                                    (Signature)

                                           Title:   PRESIDENT
                                                --------------------------------
                                                    (Officer's Title)

ATTEST: /S/ ANDY HORVATH
        ------------------------------
        Secretary/Assistant Secretary

                       FOOD PROCESSING EQUIPMENT SCHEDULE
                                 SCHEDULE NO. 3
                                DATED THIS 8/1/02
                            TO MASTER LEASE AGREEMENT
                               DATED AS OF 8/1/02

LESSOR & MAILING ADDRESS:                          LESSEE & MAILING ADDRESS:
----------------------------------------------------------------------------

General Electric Capital Corporation               Overhill Farms, Inc.
44 Old Ridgebury Road                              P.O. Box 806
Danbury, CT 06810                                  Vernon, CA 90058

This Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Master Lease Agreement identified above ("Agreement" said Agreement and this Schedule being collectively referred to as "Lease"). This Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease.

A. EQUIPMENT: Subject to the terms and conditions of the Lease, Lessor agrees to Lease to Lessee the Equipment described below (the "Equipment").

 NUMBER OF       CAPITALIZED
   UNITS        LESSOR'S COST          MANUFACTURER        SERIAL NUMBER   MODEL AND TYPE OF EQUIPMENT
   -----        -------------          ------------        -------------   ---------------------------
1                  $760,000.00         Frigoscandia                        FB 940 ACPT       Field Built Refrigeration System
                                                                           consisting of 1998 FES mdl. 32LB rotary screw
                                                                           ammonia refrigeration compressor, 500HP drive
                                                                           motor, oil separator tank, heat exchanger, and
                                                                           micro III control, s/n: 98485034, (3) 1998 FES
                                                                           model 28MB rotary screw ammonia refrigeration
                                                                           compressors, 300HP drive motors, oil separator
                                                                           tanks, heat exchangers and Micro III controls,
                                                                           s/n's 98485031, 98485032 & 98485033, (4) 1998 FES
                                                                           model 19L rotary screw ammonia refrigeration
                                                                           compressors, 400HP drive motors, oil seperator
                                                                           tanks, heat exchangers and Micro Ill controls,
                                                                           s/n's: 98485035, 98485038, 98485036, 98485037,
                                                                           Intercooler tank, transfer vessel, receiver, auto
                                                                           purger, ammonia emergency refrigerant control,
                                                                           15,470 gallon water storage tank, piping and (8)
                                                                           3PH, 60HZ control panels, (2) 1998 BAC model
                                                                           VC2-1082 4-fan evaporative condensors, s/n:
                                                                           97227541 w/ platforms w/ Chester-Jensen
                                                                           B-12-OT-12-32 Chiller

1                  $285,000.00         Frigoscandia       10651            GCM 106-10-29-46 WE CR Gyrocompact In-LineSpiral
                                                                           Freezer

1                  $285,000.00         Frigoscandia       10652            GCM 106-10-29-46 WE CR Gyrocompact In-LineSpiral
                                                                           Freezer




1                  $285,000.00         Figoscandia        10653            GCM 106-10-29-46 WE CR Gyrocompact In-LineSpiral
                                                                           Freezer

1                  $285,000.00         Frigoscandia       10654            GCM 106-10-29-46 WE CR Gyrocompact In-LineSpiral
                                                                           GCM 106-10-29-46 WE CR Gyrocompact In-LineSpiral
                                                                           Freezer

1                  $225,000.00                                             Repossession Expenses

1                  $256,886.21      Hannibal Material                      Pallet Racking
                                         Handling

I                   $21,975.00        Stellar Group                        XLP-S250 Evaporative Condenser
1                      $375.00                                             Freight

23                  $97,461.00        Stellar Group                        Evaporator Coils
1                    $1,198.00                                             Freight

1                   $39,867.00        Stellar Group                        Recircular Vessel and High Pressure Rec.
I                    $3,100.00                                             Freight

1                    $2,911.00        Stellar Group                        Heat Exchanger
1                      $350.00                                             Freight

1                   $71,893.00        Stellar Group                        RWF 177H Screw Compressor
1                    $4,160.00                                             Freight

1                    $7,816.70        Stellar Group                        Flow Indicators/Balancing Valves
1                      $284.40                                             Freight

1                    $8,930.25        Stellar Group                        Polyethylene Pipe
1                      $221.34                                             Freight

l                  $305,021.00        Stellar Group                        Glycol Chiller with Pump, Ammonia Leak Detection
                                                                           System, Hand Valves/Control Groups, Frick Control
                                                                           System, Diffusion Tank, Ammonia, Process Safety
                                                                           Management Program, Pipe Labels, Heat Tape, Piping
                                                                           and Fittings per invoice no. 50900058 dated
                                                                           6/19/2002
1                  $121,900.00                                             Freight and Labor

1                  $350,000.00                                             Re-installation of four (4) Spiral Freezers and
                                                                           Refrigeration Equipment per invoice no. 2727-2
                                                                           dated 6/21/02

Including all parts, accessions, additions, attachments, subsitutions, replacements and proceeds thereof.
Equipment immediately listed above is located at: 2727 E. Vernon Avenue, Vernon, Los Angeles County, CA 90058

B.  FINANCIAL TERMS
1. Advance Rent (if any): $150,000.00           5. Basic Term Commencement Date:
2. Capitalized Lessor's Cost: $3,419,349.90     6. Lessee Federal Tax ID No.: 752590292
3. Basic Term (No. of Months): 60 Months.       7. Last Delivery Date: December 31, 2002
4. Basic Term Lease Rate Factor: 1 through 18   8. Daily Lease Rate Factor. 0.688249%
    @ 4386799%,
    19 through 21 @ 2.924533%, 22 through 60 @ 0.193846%

9. First Termination Date: Thirty-six (36) months after the Basic Term Commencement Date.

10. Interim Rent: For the period from and including the Lease Commencement Date to but not including the Basic Term Commencement Date ("Interim Period"), Lessee shall pay as rent ("Interim Rent") for each unit of Equipment, the product of the Daily Lease Rate Factor times the Capitalized Lessor's Cost of such unit times the number of days in the Interim Period. Interim Rent shall be due on N/A.

11. Basic Term Rent. Commencing on 8/1/02 and on the same day of each month thereafter (each, a "Rent Payment Date") during the Basic Term, Lessee shall pay as rent ("Basic Term Rent") the product of the Basic Term Lease Rate Factor times the Capitalized Lessor's Cost of all Equipment on this Schedule.

C. TAX BENEFITS Depreciation Deductions:

1. Depreciation method is the 200 % declining balance method, switching to straight line method for the 1st taxable year for which using the straight line method with respect to the adjusted basis as of the beginning of such year will yield a larger allowance, taking into account the 30% special depreciation allowance and basis adjustment under Section 168(k)(I) of the code.

2.       Recovery Period: Three (3) Years.

3.       Basis: 100 % of the Capitalized Lessor's Cost.

D.       PROPERTY TAX

APPLICABLE TO EQUIPMENT LOCATED IN 2727 E. VERNON AVENUE, VERNON, CA 90058:
Lessee agrees that it will (a) list all such Equipment, (b) report all property taxes assessed against such Equipment and (c) pay all such taxes when due directly to the appropriate taxing authority until Lessor shall otherwise direct in writing. Upon request of Lessor, Lessee shall promptly provide proof of filing and proof of payment to Lessor.

Lessor may notify Lessee (and Lessee agrees to follow such notification) regarding any changes in property tax reporting and payment responsibilities.

E. ARTICLE 2A NOTICE

IN ACCORDANCE WITH THE REQUIREMENTS OF ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE APPLICABLE STATE, LESSOR HEREBY MAKES THE FOLLOWING DISCLOSURES TO LESSEE PRIOR TO EXECUTION OF THE LEASE, (A) THE PERSON(S) SUPPLYING THE EQUIPMENT IS US Bancorp, The Stellar Group, Hannibal Material Handling, Overhill Farms, Inc. (THE "SUPPLIER(S)"), (B) LESSEE IS ENTITLED TO THE PROMISES AND WARRANTIES, INCLUDING THOSE OF ANY THIRD PARTY, PROVIDED TO THE LESSOR BY SUPPLIER(S), WHICH IS SUPPLYING THE EQUIPMENT IN CONNECTION WITH OR AS PART OF THE CONTRACT BY WHICH LESSOR ACQUIRED THE EQUIPMENT AND (C) WITH RESPECT TO SUCH EQUIPMENT, LESSEE MAY COMMUNICATE WITH SUPPLIER(S) AND RECEIVE AN ACCURATE AND COMPLETE STATEMENT OF SUCH PROMISES AND WARRANTIES, INCLUDING ANY DISCLAIMERS AND LIMITATIONS OF THEM OR OF REMEDIES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE IN ARTICLE 2A AND ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY LIMIT OR MODIFY ANY OF LESSOR'S RIGHTS OR REMEDIES UNDER THE DEFAULT AND REMEDIES SECTION OF THE AGREEMENT.

F. STIPULATED LOSS AND TERMINATION VALUE TABLE*


                                                 stipulated
                                                       loss
    # of base        termination value                value
    payments                 % of cost            % of cost
    --------                 ---------            ---------

        1                      103.188              107.168
        2                       99.979              103.940
        3                       96.679              100.621
        4                       93.320               97.243
        5                       89.892               93.796
        6                       86.394               90.279
        7                       82.837               86.702
        8                       79.219               83.066
        9                       75.548               79.376
       10                       71.825               75.634
       11                       68.048               71.838
       12                       64.218               67.988
       13                       60.325               64.076
       14                       56.377               60.110
       15                       52.375               56.088
       16                       48.308               52.003
       17                       44.186               47.862
       18                       40.008               43.664
       19                       35.787               39.424
       20                       32.985               36.603
       21                       30.141               33.740
       22                       27.296               30.876
       23                       27.180               30.742
       24                       27.063               30.606
       25                       26.945               30.468

       26                       26.825               30.330
       27                       26.705               30.190
       28                       26.582               30.049
       29                       26.458               29.906
       30                       26.334               29.762
       31                       26.207               29.616
       32                       26.078               29.468
       33                       25.945               29.316
       34                       25.806               29.158
       35                       25.663               28.996
       36                       25.514               28.829
       37                       25.364               28.659
       38                       25.209               28.485
       39                       25.049               28.306
       40                       24.887               28.125
       41                       24.719               27.938
       42                       24.547               27.747
       43                       24.373               27.554
       44                       24.197               27.359
       45                       24.020               27.163
       46                       23.843               26.967
       47                       23.665               26.770
       48                       23.487               26.573
       49                       23.307               26.373
       50                       23.126               26.173
       51                       22.944               25.973
       52                       22.761               25.770
       53                       22.576               25.567
       54                       22.392               25.363
       55                       22.205               25.157
       56                       22.016               24.949
       57                       21.837               24.752
       58                       21.670               24.566
       59                       21.513               24.390
       60                       21.367               24.225

*The Stipulated Loss Value or Termination Value for any unit of Equipment shall be the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

G. MODIFICATIONS AND ADDITIONS FOR THIS SCHEDULE ONLY

For purposes of this Schedule only, the Agreement is amended as follows:

I. The INDEMNIFICATION Section subsection (b) of the Lease is hereby amended by deleting the word "and" immediately preceding "(ii)" on the second line thereof and inserting the following at the end thereof:

;(iii) each item of Equipment constitutes "qualified property" pursuant to
Section 168(k) of the Internal Revenue Code of 1986, as now and hereafter amended (the "Code"), and is eligible for the additional first-year depreciation deduction equal to thirty percent (30%) of the Capitalized Lessor's Cost of the Equipment contemplated by the Code; (iv) the Equipment shall be treated as originally placed in service not earlier than the date of the execution and delivery of this Schedule, or in the event the transaction is a sale-leaseback transaction, Lessee shall not have placed in service the Equipment subject to this Lease at any time prior to three months before the execution and delivery of this Schedule; (v) Lessee has not arranged to purchase, and Lessor is not purchasing the Equipment pursuant to a binding written contract entered into before September 11, 2001, and (vi) each item of Equipment shall be placed in service before January 1, 2005.

2. EQUIPMENT SPECIFIC PROVISIONS

         MAINTENANCE PROVISIONS: In addition to the provisions provided for in the MAINTENANCE Section of the Lease, Lessee shall, at its expense:

         (a) maintain the Equipment in a manner and frequency suggested by the manufacturer.

         (b) maintain the Equipment in an operable state and shall not discontinue operation of the Equipment throughout the Lease term.

         (c) maintain the Equipment to industry standards.

         (d) maintain the Equipment in a similar manner and fashion as if the Equipment were owned by the Lessee.

         (e) maintain the Equipment under a preventive maintenance program by qualified professionals who possess a working knowledge of the mechanical operation of the Equipment including electrical systems, motors, drives, controls, accessories, lubricants and all other items necessary to make the machine operate to its original manufacturer's specifications.

         (f) have the Equipment meet all local, state, and federal laws, regulations and codes that regulate the use and operation of such Equipment and will not contribute to or be used in any way as to directly or indirectly violate any local, state or federal law including Food and Drug Administration and Environmental Protection Agency.

         (g) maintain a maintenance log on the Equipment showing all routine and non-routine maintenance and repairs. Said log shall list in summary form maintenance, repairs or modifications performed on the Equipment, the date any and all of such service and by whom the service was performed. This log shall be made available to the Lessor at its request during normal working hours or the Lessee.

         INSPECTION: The REPORTS Section subsection (c) of the Lease is deleted and replaced with the following:

         (c) Lessor at its sole discretion, may from time to time, inspect the Equipment at the Lessors sole expense. If any discrepancies are found as they pertain to the general condition of the Equipment as required hereunder, the Lessor will, communicate these discrepancies to the Lessee in writing. The Lessee shall have thirty (30) days to rectify these discrepancies at his sole expense. The Lessee should pay all expenses for a re-inspection by a Lessor appointed expert if corrective measures are required.

         RETURN PROVISIONS: In addition to the provisions provided for in the RETURN OF EQUIPMENT Section of the Lease, and provided that Lessee has elected not to exercise its option to purchase the Equipment, Lessee shall, at its expense:

         (a) At least ninety (90) days and not more than one hundred twenty
(120) days prior to lease termination: (i) ensure Equipment has been maintained, and is operating within manufacturer's specifications, as well as all local, state and federal laws and regulations, including those of the Food and Drug Administration and Environmental Protection Agency and; (ii) cause manufacturer's representative or other qualified maintenance provider, acceptable to Lessor, to perform a physical inspection and test of all the components and capabilities of the Equipment and to provide a full inspection report to Lessor.

         (b) Upon lease termination: (i) fill to operation levels all internal fluids, secure filler caps, seal disconnection hoses, reinstall, and match mark all connections; (ii) have a qualified provider approved by Lessor, deinstall all equipment; (iii) properly skid and pack and transport the Equipment per the manufacturer's requirements to any location(s) within the continental United States as Lessor shall direct; (iv) at lessor's choice, either (1) allow Lessor, at Lessor's expense, and provided Lessor has provided reasonable notice to Lessee, arrange for an on-site auction of the Equipment which will be conducted in a manner which will not interfere with Lessee's business operations, or (2) at the request of Lessor, provide safe, secure storage for the Equipment for sixty (60) days after expiration or earlier termination of the Lease at an accessible location satisfactory to Lessor.

3. GRANT OF CONTINGENT SECURITY INTEREST

         This transaction is intended as a lease of the Equipment. If for any reason this transaction shall be deemed to be one intended for security rather than a true lease, then solely in that event and for that purpose, Lessee hereby grants to Lessor a first security interest in the Equipment, together with all additions, attachments, accessions, accessories and accessions thereto whether or not furnished by the Supplier of the Equipment and any and all substitutions, replacements or exchanges therefore, and any and all insurance and/or other proceeds of the property in and against which a security interest is granted hereunder, to secure the prompt payment and performance as and when due of each obligation of Lessee under the Lease, including without limitation, the payment of rent. Lessee authorizes Lessor to file one or more financing statements to give notice of and/or perfect any security interest granted herein.

4. LESSEE APPROVAL OF FORM OF BILL OF SALE

         Lessee has authorized and directed Lessor to acquire part of the Equipment from U.S. Bancorp Equipment Finance, Inc. Lessee acknowledges and agrees that prior to executing this Lease it has reviewed the form of Bill of Sale offered by US Bancorp by which Lessor will acquire rights in the Equipment in connection with this Lease and Lessee accepts all the terms and conditions thereof including without limitation the disclaimers and limitations of warranty by the Supplier. A copy of the form of Bill of Sale is attached hereto as an Exhibit "A".

H. PAYMENT AUTHORIZATION

You are hereby irrevocably authorized and directed to deliver and apply the proceeds due under this Schedule as follows:

Company Name                                            Address                                    Amount
------------------------------------------------------- ------------------------------------------ -------------------
US Bancorp Equipment Finance, Inc.                      7659 SW Mohawk Street                      $2,125,000.00
Machine Tool Finance Group                              Tualatin, OR 97062
(503) 797-0256
Invoice No's: 05310202, 06060201, 06060202,
06060203, 06060204

The Stellar Group                                       2045 N. Fine Avenue                        $687,463.69
(888) 326-0909                                          Fresno, CA 93727
Invoice No: 50900058

Hannibal Material Handling                              2230 E. 38th Street                        $256,886.21
(323) 587-4060                                          Los Angeles, CA 90058
Invoice No. 712

Overhill Farms, Inc.                                    2727 E. Vernon Avenue                      $350,000.00
(323) 582-9977                                          Vernon, CA 90058
(Held by General Electric Capital Corporation until invoices are submitted by
customer for funding)                                                                              $3,419,349.90
Total Pay Proceeds

This authorization and direction is given pursuant to the same authority authorizing the above-mentioned financing.

         Pursuant to the provisions of the lease, as it relates to this Schedule, Lessee hereby certifies and warrants that (i) all Equipment listed above has been delivered and installed (if applicable) as of the date stated above; (ii) Lessee has inspected the Equipment, and all such testing as it deems necessary has been performed by Lessee, Supplier or the manufacturer; and (iii) Lessee accepts the Equipment for all purposes of the Lease, the purchase documents and all attendant documents.

         Lessee does further certify that as of the date hereof (i) Lessee is not in default under the Lease; (ii) the representations and warranties made by Lessee pursuant to or under the Lease are true and correct on the date hereof and (iii) Lessee has reviewed and approves of the purchase documents for the Equipment, if any.

         Lessee hereby authorizes Lessor to file a financing statement and amendments thereto describing the Equipment described in this Schedule and adding any other collateral described herein and containing any other information required by the applicable Uniform Commercial Code. Further, Lessee irrevocably grants to Lessor the power to sign Lessee's name and generally to act on behalf of Lessee to execute and file financing statements and other documents pertaining to any or all of the Equipment.

         Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect. This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

         IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                      LESSEE:

General Electric Capital Corporation         Overhill Farms, Inc.

By: /S/ IRIS KWONG                           By: /S/ RICHARD A. HORVATH
    -----------------------------                -------------------------------
Name: IRIS KWONG                             Name: RICHARD A. HORVATH
    -----------------------------                -------------------------------
Title:  SR. RISK ANALYST                     Title: CFO
    -----------------------------                -------------------------------

                                     ANNEX B
                                       TO
                                 SCHEDULE NO. 3
                            TO MASTER LEASE AGREEMENT
                               DATED AS OF 8/1/02
                      PURCHASE ORDER ASSIGNMENT AND CONSENT

         THIS ASSIGNMENT AGREEMENT, dated as of 8/1/02 ("Agreement"), between General Electric Capital Corporation (together with its successors and assigns, if any, "Lessor") and Overhill Farms, Inc. ("Lessee").

                                   WITNESSETH:

         Lessee desires to lease certain equipment ("Equipment") from Lessor pursuant to the above schedule and lease (collectively, "Lease"). All terms used herein which are not otherwise defined shall have the meaning ascribed to them in the Lease.

         Lessee desires to assign, and Lessor is willing to acquire, certain of Lessee's rights and interests under the purchase order(s), agreement(s), and/or document(s) (the "Purchase Orders") Lessee has heretofore issued to the Supplier(s) of such Equipment.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, Lessor and Lessee hereby agree as follows:

SECTION 1. ASSIGNMENT.

         (a) Lessee does hereby assign and set over to Lessor all of Lessee's rights and interests in and to such Equipment and the Purchase Orders as the same relate thereto including, without limitation, (i) the rights to purchase, to take title, and to be named the purchaser in the bill of sale for, such Equipment, (ii) all claims for damages in respect of such Equipment arising as a result of any default by the Supplier (including, without limitation, all warranty and indemnity claims) and (iii) any and all rights of Lessee to compel performance by the Supplier.

         (b) If, and so long as, no default exists under the Lease, Lessee shall be, and is hereby, authorized during the term of the Lease to assert and enforce, at Lessee's sole cost and expense, from time to time, in the name of and for the account of Lessor and/or Lessee, as their interests may appear, whatever claims and rights Lessor may have against any Supplier of the Equipment.

SECTION 2. CONTINUING LIABILITY OF LESSEE.

         It is expressly agreed that, anything herein contained to the contrary notwithstanding: (a) Lessee shall at all times remain liable to the Supplier to perform all of the duties and obligations of the purchaser under the Purchase Orders to the same extent as if this Agreement had not been executed, (b) the execution of this Agreement shall not modify any contractual rights of the Supplier under the Purchase Orders and the liabilities of the Supplier under the Purchase Orders shall be to the same extent and continue as if this Agreement bad not been executed, (c) the exercise by the Lessor of any of the rights hereunder shall not release Lessee from any of its duties or obligations to the Supplier under the Purchase Orders, and (d) Lessor shall not have any obligation or liability under the Purchase Orders by reason of, or arising out of, this Agreement or be obligated to perform any of the obligations or duties of Lessee under the Purchase Orders or to make any payment (other than under the terms and conditions set forth in the Lease) or to make any inquiry of the sufficiency of or authorization for any payment received by any Supplier or to present or file any claim or to take any other action to collect or enforce any claim for any payment assigned hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

LESSOR:                                      LESSEE:

General Electric Capital Corporation         Overhill Farms, Inc.

By: /S/ IRIS KWONG                           By:  /S/ RICHARD A. HORVATH
    -----------------------------                -------------------------------
Name: IRIS KWONG                             Name: RICHARD A. HORVATH
    -----------------------------                -------------------------------
Title: SR. RISK ANALYST                      Title: CFO
    -----------------------------                -------------------------------

                              CONSENT AND AGREEMENT

         Supplier hereby consents to the above assignment agreement ("Agreement") and agrees not to assert any claims against Lessor or Overhill Farms, Inc. (Lessee) inconsistent with such agreement. Supplier agrees that the Purchase Orders are hereby amended as necessary to provide as follows:

         (a) Title to and risk of loss of the Equipment shall pass to Lessor upon Lessee's execution of the Certificate of Acceptance for such Equipment.

         (b) Supplier hereby waives and discharges any security interest, liens or other encumbrances in/or upon the Equipment and agrees to execute such documents as Lessor may request evidencing the release of any such encumbrance and the conveyance of title thereto to Lessor.

         (c) Supplier agrees that on and after the date this Consent is executed it will not make any addition to or delete any items from the Equipment referred to in the Agreement without the prior written consent of both Lessor and Lessee.

         (d) Seller represents that the Equipment has been accurately labeled, consistent with the requirements of 40 CFR Part 82 Subpart E, with respect to products manufactured with a controlled (ozone-depleting) substance.

         IN WITNESS WHEREOF the undersigned has caused this Consent to be executed this 1 day of Aug., 2002.

                                        SUPPLIER:

                                        The Stellar Group agrees and consents
                                        subject to final payment

                                        By:   /S/ (ILLEGIBLE)
                                              -------------------------------
                                        Title:  VP CONTROLLER
                                              -------------------------------

                  CROSS-COLLATERAL AND CROSS-DEFAULT AGREEMENT

General Electric Capital Corporation
44 Old Ridgebury Road
Danbury, CT 06810

Gentlemen:

         You (and/or your successors or assigns, "you") have entered into or purchased one or more conditional sale contracts, lease agreements, chattel mortgages, security agreements, notes and other choses in action (herein designated "Accounts") arising from the bona fide sale or lease to us, by various vendors or lessors, of equipment and inventory (herein designated "Collateral") and/or you have made direct loans to or otherwise extended credit to us evidenced by Accounts creating security interests in Collateral.

         In order to induce you to extend our time of payment on one or more Accounts and/or to make additional loans to us and/or to purchase additional Accounts and/or to lease us additional equipment, and in consideration of you so doing, and for other good and valuable consideration, the receipt of which we hereby acknowledge, we agree as follows:

         All presently existing and hereafter acquired Collateral in which you have or shall have a security interest shall secure the payment and performance of all of our liabilities and obligations to you of every kind and character, whether joint or several, direct or indirect, absolute or contingent, due or to become due, and whether under presently existing or hereafter created Accounts or agreements, or otherwise.

         We further agree that your security interest in the property covered by any Account now held or hereafter acquired by you shall not be terminated in whole or in part until and unless all indebtedness of every kind, due or to become due, owed by us to you is fully paid and satisfied and the terms of every Account have been fully performed by us. It is further agreed that you are to retain your security interest in all property covered by all Accounts held or acquired by you, as security for payment and performance under each such Account, notwithstanding the fact that one or more of such Accounts may become fully paid.

         This instrument is intended to create cross-default and cross-security between and among all the within described Accounts now owned or hereafter acquired by you.

         A default under any Account or agreement shall be deemed to be a default under all other Accounts and agreements. A default shall result if we fail to pay any sum when due on any Account or agreement, or if we breach any of the other terms and conditions thereof, or if we become insolvent, cease to do business as a going concern, make an assignment for the benefit of creditors, or if a petition for a receiver or in bankruptcy is filed by or against us, or if any of our property is seized, attached or levied upon, provided however that in the event of an involuntary petition, being filed against us, it shall not be a default if such petition is dismissed within forty-five (45) days. Upon our default any or all Accounts and agreements shall, at your option, become immediately due and payable without notice or demand to us or any other party obligated thereon, and you shall have and may exercise any and all rights and remedies of a secured party under the Uniform Commercial Code as enacted in the applicable jurisdiction and as otherwise granted to you under any Account or other agreement. We hereby waive, to the maximum extent permitted by law, notices of default, notices of repossession and sale or other disposition of collateral, and all other notices, and in the event any such notice cannot be waived, we agree that if such notice is mailed to us postage prepaid at the address shown below at least five (5) days prior to the exercise by you of any of your rights or remedies, such notice shall be deemed to be reasonable and shall fully satisfy any requirement for giving notice.

         All rights granted to you hereunder shall be cumulative and not alternative, shall be in addition to and shall in no manner impair or affect your rights and remedies under any existing Account, agreement, statute or rule of law.

         This agreement may not be varied or altered nor its provisions waived except by your duly executed written agreement. This agreement shall inure to the benefit of your successors and assigns and shall be binding upon our heirs, administrators, executors, legal representatives, successors and assigns.

         IN WITNESS WHEREOF, this agreement is executed this 1 day of August, 2002.

                                Overhill Farms, Inc.
                                (Name of Proprietorship, Partnership or
                                Corporation, as applicable)

                                by: /S/ RICHARD A HORVATH
                                    --------------------------------------------
                                    (Signature)

                                Title:   CFO
                                    --------------------------------------------
                                    (Owner, Partner or Officer, as applicable)

                                Address: 2727 E. Vernon Avenue, Vernon, CA 90058

                                   EXHIBIT "A"


RECORDING REQUESTED BY:

General Electric Capital Corporation

AND WHEN RECORDED, MAIL TO:

General Electric Capital Corporation
6130 Stoneridge Mall Road, Suite 300
PLEASANTON, CA 94588
--------------------------------------------------------------------------------
                   (Space above this line for Recorder's use)

                               WAIVER AND CONSENT


         This WAIVER AND CONSENT is made and entered into as of 8/1, 2002, by and among General Electric Capital Corporation ("Secured Party"), whose address is 6130 Stoneridge Mall Road, Suite 300, Pleasanton, CA 94588, and VERNON ASSOCIATES, LLC, a California limited liability company ("Consenting Party"), whose address is 12540 Beatrice Avenue, Suite 203, Los Angeles, California 90066.

                                    RECITALS

         A. Consenting Party is the owner of certain real property in the City of Vernon, County of Los Angeles, State of California, described on Exhibit "A" attached hereto and commonly known as 2727 E. Vernon Avenue, Vernon, California (the "Premises"). Consenting Party and Debtor (as defined below) are parties to that certain Standard Industrial/Commercial Single-Tenant Lease - Net, dated January 1, 2002 (the "Lease"), under which Debtor leases the Premises.

         B. This Waiver and Consent is executed to induce (1) Secured Party to extend or continue to extend certain credit to OVERHILL FARMS, INC., a Nevada corporation ("Debtor"), pursuant to that certain Master Security Agreement dated as of ___________, by and between Debtor and Secured Party (the "Security Agreement"), and the other loan documents executed in connection therewith, and as the same may be amended, restated, supplemented, or otherwise modified from time to time (collectively, the "Agreements"), which Agreements, among other things, were executed by Debtor for the purpose of granting a first priority security interest to secure the repayment of all obligations and the performance of all indebtedness now or hereafter owing by Debtor to Secured Party, of every kind and description.

         C. This Waiver and Consent does not amend any of the terms of the Agreements, and reference thereto is made for further particulars.

         D. By the Agreements, Secured Party shall extend certain credit or has extended certain credit to Debtor against the security of the personal property as set forth on Exhibit "B" hereto, which is the personal property subject to the Secured Party's Security Agreement (collectively, "Property").

         E. The execution and delivery of this Waiver and Consent by Consenting Party is required by Secured Party as a condition to the continued extension of credit to Debtor pursuant to the Agreements.

         NOTWITHSTANDING THE TERMS OF THE LEASE, SECURED PARTY AND CONSENTING PARTY AGREE THAT:

         1. Consenting Party acknowledges that (a) the Lease is in full force and effect and (b) to Consenting Party's actual knowledge, there is no existing default under the Lease.

         2. The Property shall be and remain personal property notwithstanding the manner of its annexation to the Premises, its adaptability to the uses and purposes for which the Premises are used, or the intentions of the party making the annexation.

         3. Any rights that Consenting Party may claim to have in and to the Property, no matter how arising, shall be subordinate to the rights of Secured Party therein.

         4. Consenting Party consents to the installation of the Property on the Premises by or on behalf of Secured Party, agrees that Secured Party may do with the Property any or all of the acts below enumerated, and grants Secured Party a license, as set forth below, to enter into possession of the Premises, (a) at any time prior to the expiration, termination or cancellation of the Lease or abandonment of the Premises by Debtor or (b) subject to the limitations set forth in paragraph 6 below, during any period in which the Lease has been terminated or canceled, or after Debtor has abandoned the Premises, to do any or all of the following with respect to said Property: assemble, have appraised, display, remove, maintain, prepare for sale or lease, repair, lease, transfer and/or sell (at one or more public auctions or private sales) to the extent such action is not in violation of any applicable laws and regulations.

         5. Subject to the limitations set forth in paragraph 6 below, the waivers and consents herein granted shall continue until such time as all obligations, indebtedness and expenses (including, without limitation, reasonable attorneys' fees) of Debtor to Secured Party have been paid in full in cash and all covenants and conditions as more specifically enumerated in the Agreements have been fully performed by Debtor.

         6. If the Lease has been terminated or canceled prior to the expiration thereof, or Debtor has abandoned the Premises, then Secured Party shall only be permitted to occupy the Premises for the purposes described in paragraph 4 above for a period of up to thirty (30) days following the date on which Secured Party received written notice, by overnight courier or by certified mail, return receipt requested, at the address set forth hereinabove, that the Lease has been terminated or canceled prior to the expiration thereof, or the Debtor has abandoned the Premises (the "Removal Period"). The Removal Period shall only apply to any early termination of the Lease and shall not extend for any reason beyond the primary term of the Lease. Secured Party shall not be responsible for rent or, except as provided herein, any other Lease charges during the Removal Period. Prior to any such entry into the Premises, Secured Party shall provide proof of liability and property insurance coverage required to be carried by Debtor which satisfies the terms and provisions of the Lease (even though such Lease may have been terminated or cancelled) and shall pay for all utilities used on the Premises, which amount shall not exceed fifteen thousand and no/100 dollars ($15,000.00) and other non-reoccurring costs incurred directly related to Secured Party's occupancy. If any order or injunction is issued or stay granted that prohibits Secured Party or the Consenting Party from exercising any of its rights hereunder, (including without limitation, imposition of the automatic stay by the filing of any bankruptcy or similar proceeding), then, at the option of Secured Party the Removal Period shall be stayed during the period of such prohibition until the earlier of (A) the date that the Secured Party receives a court order lifting such order, stay or injunction against it or the Secured Party otherwise obtains lawful possession of the Premises or (B) the date that the Consenting Party receives a court order lifting such order, injunction or stay against the Consenting Party or the Consenting Party otherwise obtains lawful possession of the Premises, and in the case of the satisfaction of the first of (A) or (B), the Removal Period shall continue thereafter for the number of days remaining in the Removal Period as of the date of issuance of the order, injunction or stay terminating such prohibition. Any other extensions of the Removal Period occasioned by a reason other than those set forth in the immediately preceding sentence (any such extension being hereinafter referred to as a "Non-Procedural Extension") shall be conditioned upon the payment of "Rent" (as defined below), limited to a maximum of an additional thirty days and shall be made only upon the written consent of Consenting Party, which shall not be unreasonably withheld, delayed or conditioned. Secured Party will pay to Consenting Party for such Non-Procedural Extension, "Rent" in an amount equal to forty thousand and no/100 dollars ($40,000.00). During any such Non-Procedural Extension period, Secured Party shall also pay for all utilities used on the Premises, which amount shall not exceed fifteen thousand and no/100 dollars and other non-reoccurring costs incurred directly related to Secured Party's occupancy. Rent shall be due to Consenting Party on the first day of any such Non-Procedural Extension. Secured Party shall repair, at its reasonable expense, or provide adequate funds to compensate Consenting Party from, any physical damage to the Premises occurring during the Removal Period other than (A) ordinary wear and tear or (B) damage caused by the acts or omissions of Consenting Party or Debtor or their respective agents, representatives or invitees. Secured Party shall be responsible for any third party claims (including without limitation, those of any employees, agents, contractors or invitees of Secured Party) relating to the exercise of Secured Party's rights with respect to Debtor or Debtor's Property located on the Premises. Secured Party shall not (A) be liable for any diminution in value of the Premises caused by the absence of Property actually removed or by any necessity of replacing the Property or (B) have any duty or obligation to remove or dispose of any Property left on the Premises by Debtor.

         7. Consenting Party agrees to give written notice to Secured Party by certified mail, return receipt requested or overnight courier to the address set forth above within five (5) days of any default by Debtor of any of the provisions of the Lease, any termination or cancellation of the Lease or Debtor's abandonment of the Premises; PROVIDED, that Secured Party shall be under no obligation to cure any default under the Lease. Debtor also shall give Secured Party immediate notice of any default by Debtor under the Lease or any termination or cancellation of the Lease or Debtor's abandonment of the Premises. No liability shall be incurred by Consenting Party for delay or failure to give any default notice to Secured Party.

         8. Consenting Party unconditionally consents in advance to the granting of a security interest in the Lease and the Property by Debtor to, and any foreclosure by Secured Party of its security interest in the Lease and/or the Property, in each case pursuant to the Agreements, and the purchase thereof by Secured Party or any other purchaser at any such foreclosure or by any conveyance or transfer in lieu of foreclosure.

         9. This Waiver and Consent shall be governed and controlled by and interpreted under the laws of the State of California and shall inure to the benefit of and be binding upon the successors, heirs, personal representatives and assigns of Consenting Party and Secured Party.

         10. If either party commences litigation against the other for the specific performance of this Agreement, for damages for the breach of this Agreement or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the day and year first above written.

         SECURED PARTY:

         General Electric Capital Corporation


         By:  /S/ IRIS KWONG
              -------------------------------
                  Its: SR RISK ANALYST
                       ----------------------


         CONSENTING PARTY:

         VERNON ASSOCIATES, LLC,
         a California limited liability company

         By:  /S/ WILLIAM D. FELDMAN
              -------------------------------
                  Its: MANAGING MEMBER
                       ----------------------

ACKNOWLEDGED AND AGREED TO:

DEBTOR:

OVERHILL FARMS, INC.,
a Nevada corporation

By:  /S/ ANDY HORVATH
     ------------------------------------
     Its: CHIEF FINANCIAL OFFICER
          -------------------------------

                          ACKNOWLEDGMENT OF INSTRUMENTS
                          -----------------------------



STATE OF IDAHO             )
                           )  ss.
COUNTY OF BLAINE           )

         On July 25, 2002 before me, the undersigned notary public in and for said state, personally appeared William D. Feldman, personally known tome (or proved tome on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

Signature: /S/ RENEE C. SCHULZ                                [SEAL]
           ------------------------------
expires 10/8/05



--------------------------------------------------------------------------------



STATE OF                            )
                                    )  ss.
COUNTY OF                           )

         On __________________________ before me, the undersigned notary public in and for said state, personally appeared _________________________, personally known tome (or proved tome on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

Signature __________________________             (Seal)

STATE OF CALIFORNIA        )
                           )  SS.
COUNTY OF LOS ANGELES      )

         On Feb. 22, 2003 before me, the undersigned notary public in and for said state, personally appeared Andy Horvath, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

Signature /s/ NICOLE FITTS                    NICOLE FITTS
          -----------------------             Commission# 1336945
                                              Notary Public - California
                                              Los Angeles County
                                              My Comm. Expires December 30, 2005


--------------------------------------------------------------------------------



STATE OF _______________   )
                           ) SS.
COUNTY OF ____________     )

         On _________________________ before me, the undersigned notary public in and for said state, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

Signature_______________________            (Seal)

                                   EXHIBIT "A"
                                   -----------

                                LEGAL DESCRIPTION

PARCEL 1:

THAT PORTION OF THE RANCHO SAN ANTONIO, IN THE CITY OF VERNON, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF THE LAND CONVEYED TO NEWMARKET COMPANY BY DEED RECORDED IN BOOK 6453 PAGE 78, OF DEEDS; THENCE ALONG THE EASTERLY LINE OF SAID LAND NORTH 09 DEGREES 10 MINUTES 00 SECONDS EAST 400.00 FEET TO THE SOUTHERLY LINE OF THE LAND CONVEYED TO PACIFIC LIGHT AND POWER CORPORATION BY DEED RECORDED IN BOOK 6278 PAGE 244, OF DEEDS; THENCE SOUTH 88 DEGREES 08 MINUTES 27 SECONDS WEST 326.46 FEET ALONG SAID SOUTHERLY LINE TO THE EAST LINE OF THE TRACT OF LAND DESCRIBED IN THE AGREEMENT TO CONVEY FROM THE HUNTINGTON LAND AND IMPROVEMENT COMPANY TO CEDARLIND AND PERSON COMPANY, RECORDED IN BOOK 5889 PAGE 250, OF DEEDS; THENCE NORTH 0 DEGREES 10 MINUTES 00 SECONDS EAST
154.77 FEET ALONG SAID EAST LINE TO THE SOUTH LINE OF THE LAND CONVEYED TO LOS ANGELES PACKING COMPANY, BY DEED RECORDED IN BOOK 2445 PAGE 56, OF DEEDS; THENCE ALONG SAID SOUTH LINE NORTH 89 DEGREES 10 MINUTES 50 SECONDS EAST 264.95 FEET TO THE SOUTHEAST CORNER OF THE LAND SO CONVEYED TO SAID LOS ANGELES PACKING COMPANY; THENCE SOUTH 0 DEGREES 10 MINUTES 00 SECONDS WEST 99.93 FEET; THENCE NORTH 88 DEGREES 08 MINUTES 27 SECONDS EAST 627.55 FEET TO A LINE THAT IS PARALLEL TO AND DISTANT 40.00 FEET WESTERLY MEASURED AT RIGHT ANGLES FROM THE WESTERLY LINE OF THE RIGHT OF WAY CONVEYED TO THE SAN PEDRO, LOS ANGELES AND SALT LAKE RAILWAY COMPANY BY DEED RECORDED IN BOOK 5920 PAGE 221, OF DEEDS; THENCE ALONG SAID PARALLEL LINE SOUTH 2 DEGREES 21 MINUTES 20 SECONDS EAST
449.76 FEET TO THE NORTHERLY LINE OF VERNON AVENUE, 40.00 FEET WIDE (FORMERLY FRUITLAND COUNTY ROAD); THENCE SOUTH 88 DEGREES 08 MINUTES 27 SECONDS WEST
585.98 FEET ALONG SAID NORTHERLY LINE TO THE POINT OF BEGINNING.

SAID LAND IS ALSO KNOWN AS PARCEL 1 OF PARCEL MAP NO. 3477, IN THE CITY OF VERNON, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 52, PAGE 21 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THEREFROM THAT PORTION OF SAID LAND GRANTED TO THE CITY OF VERNON, A MUNICIPAL CORPORATION IN DEED RECORDED FEBRUARY 21, 1991 AS INSTRUMENT NO. 91-255747, OFFICIAL RECORDS.

PARCEL 2:

AN EASEMENT FOR INGRESS AND EGRESS PURPOSES OVER THAT PORTION OF THE RANCHO SAN ANTONIO, IN THE CITY OF VERNON, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF THAT LAND CONVEYED TO LOS ANGELES PACKING COMPANY BY DEED RECORDED IN BOOK 2445 PAGE 56, OF DEEDS; THENCE ALONG THE SOUTHERLY PROLONGATION OF THE EASTERLY LINE OF SAID LAND, SOUTH 0 DEGREES 10 MINUTES 00 SECONDS WEST 49.90 FEET TO THE TRUE POINT OF BEGINNING; THENCE NORTH 88 DEGREES 08 MINUTES 27 SECONDS EAST 625.35 FEET TO A LINE THAT IS PARALLEL TO AND DISTANT 40.00 FEET WESTERLY MEASURED AT RIGHT ANGLES FROM THE WESTERLY LINE OF THE RIGHT OF WAY CONVEYED TO THE SAN PEDRO, LOS ANGELES AND SALT LAKE RAILWAY COMPANY BY DEED RECORDED IN BOOK 5920 PAGE 221, OF DEEDS; THENCE SOUTH 2 DEGREES 21 MINUTES 20 SECONDS EAST 50.00 FEET ALONG SAID PARALLEL LINE; THENCE SOUTH 88 DEGREES 08 MINUTES 27 SECONDS WEST 627.55 FEET; THENCE NORTH 0 DEGREES 10 MINUTES 00 SECONDS EAST 50.03 FEET TO THE POINT OF BEGINNING.

PARCEL 3:

AN EASEMENT FOR INGRESS AND EGRESS PURPOSE OVER THAT PORTION OF THE RANCHO SAN ANTONIO, IN THE CITY OF VERNON, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

A STRIP OF LAND 40.00 FEET WIDE, THE EASTERLY SIDELINE OF SAID STRIP BEING DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE WESTERLY LINE OF THE RIGHT OF WAY CONVEYED TO THE SAN PEDRO, LOS ANGELES AND SALT LAKE RAILWAY COMPANY BY DEED RECORDED IN BOOK 5920 PAGE 221, OF DEEDS WITH THE NORTHERLY LINE OF VERNON AVENUE 40.00 FEET WIDE; THENCE NORTH 2 DEGREES 21 MINUTES 20 SECONDS WEST 931.28 FEET TO THE SOUTHERLY LINE OF THE LAND CONVEYED TO A. B. SALISBURY BY DEED RECORDED IN BOOK 1009 PAGE 5, OF DEEDS.

PARCEL 4:

AN EASEMENT FOR A RAILROAD SPUR TRACK OVER THAT PORTION OF THE RANCHO SAN ANTONIO, IN THE CITY OF VERNON, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

A STRIP OF LAND 40.00 FEET WIDE, THE EASTERLY SIDELINE OF SAID STRIP BEING DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE WESTERLY LINE OF THE RIGHT OF WAY CONVEYED TO THE SAN PEDRO, LOS ANGELES AND SALT LAKE RAILWAY COMPANY BY DEED RECORDED IN BOOK 5920 PAGE 221, OF DEEDS WITH THE NORTHERLY LINE OF VERNON AVENUE 40.00 FEET WIDE; THENCE NORTH 2 DEGREES 21 MINUTES 20 SECONDS WEST 931.28 FEET TO THE SOUTHERLY LINE OF THE LAND CONVEYED TO A. B. SALISBURY BY DEED RECORDED IN BOOK 1009 PAGE 5, OF DEEDS.

                              CONSENT AND AGREEMENT

         Supplier hereby consents to the above assignment agreement ("Agreement") and agrees not to assert any claims against Lessor or Overhill Farms, Inc. ("Lessee") inconsistent with such Agreement. Supplier agrees that the Purchase Orders are hereby amended as necessary to provide as follows;

         (a) Title to and risk of loss of the Equipment shall pass to Lessor upon Lessee's execution of the Certificate of Acceptance for such Equipment.

         (b) Supplier hereby waives and discharges any security interest, lien or other encumbrance in or upon the Equipment and agrees to execute such documents as Lessor may request evidencing the release of any such encumbrance and the conveyance of title thereto to Lessor.

         (c) Supplier agrees that on and after the date this Consent is executed it will not make any addition to or delete any items from the Equipment referred to in the Agreement without the prior written consent of both Lessor and Lessee.

         (d) Seller represents that the Equipment has been accurately labeled, consistent with the requirements of 40 CFR Part 82 Subpart E, with respect to products manufactured with a controlled (ozone-depleting) substance.

         IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed this 29th day of July, 2002.

                                             SUPPLIER:

                                             Hannibal Material Handling

                                             By: /S/ PATTI GODLEWSKI
                                                 -------------------------------

                                                 Title: CONTROLLER
                                                        ------------------------

BANCORP.
Star Service Guaranteed [logo]

Equipment Finance, Inc.
7659 SW Mohawk Street
Tualatin, OR 97062
503 797-0200
503 234-4210 fax

July 29, 2002



General Electric Capital Corporation
2400 East Katella Avenue
Anaheim, California 92806

Re: Master Lease Agreement between General Electric Capital Corporation ("GE Capital") and Overhill Farms ("Overhill") dated as of 8/1, 2002 and Schedule No 3 (the "Lease") with respect to the following equipment (the "Equipment"):

Four (4) Frigoscandia Refrigeration System Freezers Model GCM106-10-29-46 WE CR, and One (1) Frigoscandia Refrigeration System Model FB 940 ACPT; and One (1) Chester-Jensen Chiller B-12-OT-12-32

To Whom It May Concern:

In consideration of, and in order to induce you to enter into, the Lease, the undersigned represents, warrants and covenants:

1. Title to the Equipment is held by U.S. Bancorp Equipment Finance, Inc. f/k/a U.S. Bancorp Leasing & Financial ("US Bancorp"). The Equipment is used and had previously been leased by Scandia Leasing Company to Console Foods Corporation pursuant to a written Equipment Lease and Lease Schedule dated July 27, 1998 (the "Prior Lease"). US Bancorp acquired the Equipment by taking an assignment of the Prior Lease by Assignment dated November 30, 1998.

2. US Bancorp filed a state court action against Console Foods based upon a breach of the obligations due under the Prior Lease. US Bancorp thereafter entered into a Stipulation to Judgment with Console Foods in the state court action, which stipulation provided in pertinent part that the Prior Lease was a true finance lease subject to a purchase option equal to the greater of the fair market value of the Equipment or five percent (5%) of the total Equipment Cost. Console Foods defaulted under the terms of the state court stipulation to judgment and in or about September, 1999 a Judgment Pursuant to Stipulation was entered in the state court action in favor of US Bancorp for both money and possession of the Equipment. In May, 2002, US Bancorp obtained a writ of execution for possession of the Equipment and in June, 2002, US Bancorp obtained an ex parte order in aid of enforcement of judgment. The writ and order permitted US Bancorp to take possession of the Equipment and exercise its remedies under the judgment and the Prior Lease.

General Electric Capital Corporation
08/01/02
Page 2


3. US Bancorp retained the services of Overhill to take possession and store the Equipment pending disposition. Overhill currently has possession of the Equipment but title to the Equipment remains in US Bancorp exclusively. Overhill has not paid any sum for or on account of the Equipment (whether in the form of a down payment, deposit or partial purchase price) and currently does not have title to or any interest in the Equipment. Overhill has not used the Equipment in its trade or business nor exercised any rights of ownership.

4. US Bancorp will deliver to GE Capital a Bill of Sale for the Equipment that will permit GE Capital to acquire good title to the Equipment free from all liens and encumbrances whatsoever, copy of which is attached hereto and incorporated here by this reference.

5. US Bancorp understands that GE Capital is relying upon these representations and warranties in acquiring the Equipment and entering into the Lease with Overhill and would not acquire the Equipment nor enter into the Lease without these representations and warranties.

6. US Bancorp does hereby indemnify and hold harmless GE Capital for any loss, liability or expense arising from the breach by such party of any of the foregoing representations, warranties and agreements.

U.S. Bancorp Equipment Finance, Inc.



By:   /S/ RICK DISTEFANO
      --------------------------------
         Rick DiStefano
         Senior Vice President

cc:  Richard W. Labowe, Esq.

                        SECURITY DEPOSIT PLEDGE AGREEMENT
                                     (Lease)

This Security Deposit Pledge Agreement (this "Agreement") is made and entered into as of the eighteenth day of July, 2002 by and between Overhill Farms, Inc. a Nevada corporation with its principal place of business at 2727 E. Veron Avenue, Vernon, CA 90058 ("Lessee") and General Electric Capital Corporation, a Delaware corporation, with its principal place of business at 44 Old Ridgebury Road Danbury, CT 06810 (together with its successors and assigns, if any, "Lessor").

         In consideration of, and as an inducement for Lessor to lease to Lessee certain equipment under the Master Lease Agreement, dated as of 8/1/02 (the "Master Lease Agreement and all Schedules thereto being referred to as the "Lease"), and to secure the payment and performance of all of Lessee's obligations under the Lease, Lessee hereby deposits and pledges with Lessor the sum of Three Hundred Fifty Thousand and 00/100 Dollars ($350,000.00) (the "Collateral"), such pledge to be upon the terms and conditions set forth below:

         1. Lessee delivers the Collateral to Lessor to secure Lessee's performance of its obligations under the Lease, including, but not limited to, the timely payment of Rent;

         2. The Collateral deposited with Lessor will not accrue interest. Lessor may commingle the Collateral with its other funds.

         3. After any default by Lessee under the Lease and while the same is continuing, upon, or at any time after said default, Lessor may apply the Collateral towards the satisfaction of Lessee's obligations under the Lease and the payment of all costs and expenses incurred by Lessor as a result of such default, including but not limited to, costs of repossessing equipment and attorneys' fees. Such application shall not excuse the performance at the time and in the manner prescribed of any obligation of Lessee or cure a default of Lessee. Upon the application by Lessor of any amount of the Collateral pursuant to the terms of this paragraph, Lessee shall be obligated to immediately pay to Lessor an amount sufficient to cause the Collateral to equal the amount first set forth above.

         4. Lessor shall have no duty to first commence an action against or seek recourse from Lessee, in the event of a default under the Lease, before enforcing the provisions of, and proceedings under the provisions of this Agreement. The obligations of Lessee under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released or discharged or in any way affected by:

         (a)      any amendment or modification of or supplement to the Lease;

         (b) any exercise or non-exercise of any right, remedy or privilege under or in respect to this Agreement, the Lease, or any other instrument provided for in the Lease, or any waiver, consent, explanation, indulgence or actions or inaction with respect to any such instrument; or

         (c) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding of Lessee.

         5. Upon the termination of the Lease and the satisfaction of all of the obligations of Lessee thereunder, Lessor shall deliver to Lessee the Collateral (less any portion of same cashed, sold, assigned or delivered pursuant to and under the conditions specified in paragraph 3 hereof), and this Agreement shall thereupon be without further effect.

         6. Lessor may, without the consent of Lessee, assign this Agreement. Lessee agrees that if Lessee receives written notice of an assignment from Lessor, Lessee will pay all amounts due hereunder to such assignee or as instructed by Lessor. Lessee also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by assignee. Lessee hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim which Lessee has or may at any time have against Lessor for any reason whatsoever.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date fast above written.

LESSOR:                                       LESSEE:

General Electric Capital Corporation          Overhill Farms, Inc.

By: /S/ IRIS KWONG                            By  /S/ RICHARD A. HORVATH
    --------------------------------              ------------------------------
Name:  IRIS KWONG                             Name: RICHARD A. HORVATH
    --------------------------------              ------------------------------
Title:  SR RISK ANALYST                       Title:  CFO
    --------------------------------              ------------------------------

                        SECURITY DEPOSIT PLEDGE AGREEMENT
                                     (Lease)

         This Security Deposit Pledge Agreement (this "Agreement") is made and entered into as of the eighteenth day of July, 2002 by and between Overhill Farms, Inc. a Nevada corporation with its principal place of business at 2727 E. Vernon Avenue , Vernon, CA 90058 ("Lessee") and General Electric Capital Corporation, a Delaware corporation, with its principal place of business at 44 Old Ridgebury Road Danbury, CT 06810 (together with its successors and assigns, if any, "Lessor").

         In consideration of, and as an inducement for Lessor to lease to Lessee certain equipment under the Master Lease Agreement, dated as of 8/1/02 (the "Master Lease Agreement and all Schedules thereto being referred to as the "Lease"), and to secure the payment and performance of all of Lessee's obligations under the Lease, Lessee hereby deposits and pledges with Lessor the sum of Forty-Five Thousand and 00/100 Dollars ($45,000.00) (the "Collateral"), such pledge to be upon the terms and conditions set forth below:

         1. Lessee delivers the Collateral to Lessor to secure Lessee's performance of its obligations under the Lease, including, but not limited to, the timely payment of Rent;

         2. The Collateral deposited with Lessor will not accrue interest. Lessor may commingle the Collateral with its other funds.

         3. After any default by Lessee under the Lease and while the same is continuing, upon, or at any time after said default, Lessor may apply the Collateral towards the satisfaction of Lessee's obligations under the Lease and the payment of all costs and expenses incurred by Lessor as a result of such default, including but not limited to, costs of repossessing equipment and attorneys' fees. Such application shall not excuse the performance at the time and in the manner prescribed of any obligation of Lessee or cure a default of Lessee. Upon the application by Lessor of any amount of the Collateral pursuant to the terms of this paragraph, Lessee shall be obligated to immediately pay to Lessor an amount sufficient to cause the Collateral to equal the amount first set forth above.

         4. Lessor shall have no duty to first commence an action against or seek recourse from Lessee, in the event of a default under the Lease, before enforcing the provisions of, and proceedings under the provisions of this Agreement. The obligations of Lessee under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released or discharged or in any way affected by:

         (a)      any amendment or modification of or supplement to the Lease;

         (b) any exercise or non-exercise of any right, remedy or privilege under or in respect to this Agreement, die Lease, or any other instrument provided for in the Lease, or any waiver, consent, explanation, indulgence or actions or inaction with respect to any such instrument; or

         (c) any bankruptcy. insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding of Lessee.

         5. Upon the termination of the Lease and the satisfaction of all of the obligations of Lessee thereunder, Lessor shall deliver to Lessee the Collateral (less any portion of same cashed, sold, assigned or delivered pursuant to and under the conditions specified in paragraph 3 hereof), and this Agreement shall thereupon be without further effect.

         6. Lessor may, without the consent of Lessee, assign this Agreement. Lessee agrees that if Lessee receives written notice of an assignment from Lessor. Lessee will pay all amounts due hereunder to such assignee or as instructed by Lessor. Lessee also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by assignee. Lessee hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim which Lessee has or may at any time have against Lessor for any reason whatsoever.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

LESSOR:                                      LESSEE:

General Electric Capital Corporation         Overhill Farms, Inc.

By: /S/ IRIS KWONG                           By  /S/ RICHARD A. HORVATH
    --------------------------------              ------------------------------
Name:  IRIS KWONG                            Name: RICHARD A. HORVATH
    --------------------------------              ------------------------------
Title:  SR RISK ANALYST                      Title:  CFO
    --------------------------------              ------------------------------


                                    Lessee's
                               Present Value Test

Prepared Jul-25-2002 1005 by ...............................................................[___]
Parameter filename .............................Overhill Farms bonus dep advance book 3.4mm 08-02
Parameter path.................................................c:\docume-I\sschaid\locals-1\temp\

                               present                   present
                                 value                     value
                            factors at                factors at
                            incremental                 implicit                                 present
                             borrowing                  interest                      cost          value       threshold
                                  rate      present         rate     present            on             of              at
         date         rent    7.00000%        value     8.67094%       value      delivery           cost        90.0000%
         ----         ----    --------        -----     --------       -----      --------           ----        --------
  Jul-25-02           0.00    1.000000         0.00     1.000000        0.00  3,419,349.90   3,419,349.90    3,077,414,91
  Aug-01-02     173,533.00    0.998835   173,330.78     0.998557  173,282.58          0.00           0.00            0.00
  Sep-01-02     150,000.00    0.993042   148,956.29    0.99.1393  148,709.00          0.00           0.00            0.00
  Oct-01-02     150,000/00    0.987283   148,092.42     0.984281  147,642.17          0.00           0.00            0.00
  Nov-01-02     150,000,00    0.981557   147,233.56     0.977220  146,582.99          0.00           0.00            0.00
  Dec-01-02     150,000.00    0.975865   146,379.68     0.970209  145,531.42          0.00           0.00            0.00
              ------------              -----------              -----------  ------------   ------------    ------------
                773,533.00               763,992.73               761.748.16  3,419,349.90   3,419,349.90    3,077,414.91

  Jan-01-03     150,000.00    0.970205   145,530.75     0.963249  144,487.38          0.00           0.00            0.00
  Feb-01-03     150,000.00    0.964578   144,686.74     0.956339  143,450.84          0.00           0.00            0.00
  Mar-01-03     150,000.00    0.958984   143,847.63     0.949478  142,421.73          0.00           0.00            0.00
  Apr-01-03     150,000.00    0.953423   143,013.38     0.942667  141,400.00          0.00           0.00            0.00
  May-01-03     150,000.00    0.947893   142,183.98     0.935904  140,385.61          0.00           0.00            0.00
 June-01-03     150,000.00    0.942396   141,359.38     0.929190  139,378.49          0.00           0.00            0.00
  Jul-01-03     150,000.00    0.936930   140,539.57     0.922524  138,378.60          0.00           0.00            0.00
  Aug-01-03     150,000.00    0.931497   139,724.51     0.915906  137,385.88          0.00           0.00            0.00
  Sep-01-03     150,000.00    0.926095   138,914.18     0.909335  136,400.28          0.00           0.00            0.00
  Oct-01-03     150,000.00    0.920724   138,108.54     0.902812  135,421.75          0.00           0.00            0.00
  Nov-01-03     150,000.00    0.915384   137,307.58     0.896335  143,450.24          0.00           0.00            0.00
  Dec-01-03     150,000.00    0,910075   136,511.27     0.889905  133,485.70          0.00           0.00            0.00
              ------------              -----------              -----------  ------------   ------------    ------------
              1,800,000.00             1,691,727.50             1,667,046.51          0.00           0.00            0.00

  Jan-01-04     150,000.00    0.904797   135,719.57     0.883521  132,528.09          0.00           0.00            0.00
  Feb-01-04     100,000.00    0.899550    89,954.97     0.877182   87,718.22          0.00           0.00            0.00
  Mar-01-04     100,000.00    0.894333    89,433.28     0.870889   87,088.94          0.00           0.00            0.00
  Apr-01-04     100,000.00    0.889146    88,914.61     0.864642   86,464.17          0.00           0.00            0.00
  May-01-04       6,628.29    0.883990     5,859.34     0.858439    5,689.98          0.00           0.00            0.00
 June-01-04       6,628.29    0,878863     5,825.36     0.852280    5,649.16          0.00           0.00            0.00
  Jul-01-04       6,628.29    0.873766     5,791.57     0.846166    5,608.63          0.00           0.00            0.00
  Aug-01-04       6,628.29    0.868698     5,757.99     0.840096    5,568.40          0.00           0.00            0.00
  Sep-01-04       6,628.29    0.863660     5,724.59     0.834069    5,528.45          0.00           0.00            0.00
  Oct-01-04       6,628.29    0.858652     5,691.39     0.828085    5,488.79          0.00           0.00            0.00
  Nov-01-04       6,628.29    0.853672     5,658.38     0.822145    5,449.41          0.00           0.00            0.00
  Dec-01-04       6,628.29    0.848721     5,625.57     0.816247    5,410.32          0.00           0.00            0.00
              ------------              -----------              -----------  ------------   ------------    ------------
                503,026.32               449,956.63               438,192.57          0.00           0.00            0.00

  Jan-01-05       6,628.29    0.843799     5,592.94     0.810391    5,371.51          0.00           0.00            0.00
  Feb-01-05       6,628.29    0.838905     5,560.51     0.804577    5,332.97          0.00           0.00            0.00
  Mar-01-05       6,628.29    0.834040     5,528.26     0.798805    5,294.71          0.00           0.00            0.00
  Apr-01-05       6,628.29    0.829203     5,496.20     0.793075    5,256.73          0.00           0.00            0.00
  May-01-05       6,628.29    0.824394     5,464.32     0.787385    5,219.02          0.00           0.00            0.00
 June-01-05       6,628.29    0.819613     5,432.63     0.781737    5,181.58          0.00           0.00            0.00
  Jul-01-05       6,628.29    0.814860     5,401.13     0.776129    5,144.41          0.00           0.00            0.00
  Aug-01-05       6,628.29    0.810134     5,369.80     0.770561    5,107.50          0.00           0.00            0.00
  Sep-01-05       6,628.29    0.805435     5,338.66     0.765033    5,070.86          0.00           0.00            0.00
  Oct-01-05       6,628.29    0.800764     5,307.70     0.759544    5,034.48          0.00           0.00            0.00
  Nov-01-05       6,628.29    0.796120     5,276.92     0.754095    4,998.36          0.00           0.00            0.00
  Dec-01-05       6,628.29    0.791503     5,246.31     0.748686    4,962.51          0.00           0.00            0.00
              ------------              -----------              -----------  ------------   ------------    ------------
                 79,539.48                65,015.38                61,974.63          0.00           0.00            0.00



General Electric Capital Corporation
08/01/02
Page 2


                               present                   present
                                 value                     value
                            factors at                factors at
                            incremental                 implicit                                 present
                             borrowing                  interest                      cost          value       threshold
                                  rate      present         rate     present            on             of              at
         date         rent    7.00000%        value     8.67094%       value      delivery           cost        90.0000%
         ----         ----    --------        -----     --------       -----      --------           ----        --------

  Jan-01-06       6,628.29    0.786913     5,216.89     0.743315    4,926.90          0.00           0.00            0.00
  Feb-01-06       6,628.29    0.782349     5,185,64     0.737982    4.891.56          0.00           0.00            0.00
  Mar-01-06       6,628.29    0.777812     5,155.56     0.732088    4,856.47          0.00           0.00            0.00
  Apr-01-06       6,628.29    0.773301     5,125.66     0.727432    4,821.63          0.00           0.00            0.00
  May-01-06       6,628.29    0.768816     5,095.94     0.722213    4,787.04          0.00           0.00            0.00
 June-01-06       6,628.29    0.764357     5,066.38     0.717032    4,752.70          0.00           0.00            0.00
  Jul-01-06       6,628.29    0.759925     5,037.00     0.711888    4,718.60          0.00           0.00            0.00
  Aug-01-06       6,628.29    0.755517     5,007.79     0.706781    4,684.75          0.00           0.00            0.00
  Sep-01-06       6,628.29    0.751136     4,978.75     0.701711    4,651.14          0.00           0.00            0.00
  Oct-01-06       6,628.29    0.746780     4,949.87     0.696677    4,617.77          0.00           0.00            0.00
  Nov-01-06       6,628.29    0.742449     4,921.16     0.691679    4,584.65          0.00           0.00            0.00
  Dec-01-06       6,628.29    0.738143     4,892.62     0.686717    4,551.76          0.00           0.00            0.00
              ------------              -----------              -----------  ------------   ------------    ------------
                 79,539.48                60,632.26                56,844.96          0.00           0.00            0.00

  Jan-01-07       6,628.29    0.733862     4,864.25     0.681790    4,519.10          0.00           0.00            0.00
  Feb-01-07       6,628.29    0.729606     4,836.04     0.676899    4,486.68          0.00           0.00            0.00
  Mar-01-07       6,628.29    0.725375     4,807.99     0.672043    4,454.50          0.00           0.00            0.00
  Apr-01-07       6,628.29    0.721168     4,780.11     0.667222    4,422.54          0.00           0.00            0.00
  May-01-07       6,628.29    0/716985     4,752.39     0.662435    4,390.81          0.00           0.00            0.00
 June-01-07       6,628.29    0.712827     4,724.82     0.657683    4,359.31          0.00           0.00            0.00
  Jul-01-07       6,628.29    0.708693     4,697.42     0.652965    4,328.04          0.00           0.00            0.00
              ------------              -----------              -----------  ------------   ------------    ------------
                 46,398.03                33,463.02                30,960.98          0.00           0.00            0.00

    TOTAL     3,282,036.31             3,064,787.52             3,016,767.82  3,419,349.90   3,419,349.90    3,077,414.91
              ============             ============             ============  ============   ============    ============

                                   EXHIBIT "A"


RECORDING REQUESTED BY:

General Electric Capital Corporation

AND WHEN RECORDED, MAIL TO:

General Electric Capital Corporation
6130 Stoneridge Mall Road, Suite 300
PLEASANTON, CA 94588
--------------------------------------------------------------------------------
                   (Space above this line for Recorder's use)

                               WAIVER AND CONSENT

         This WAIVER AND CONSENT is made and entered into as of 8/1, 2002, by and among General Electric Capital Corporation ("Secured Party"), whose address is 6130 Stoneridge Mall Road, Suite 300, Pleasanton, CA 94588, and VERNON ASSOCIATES, LLC, a California limited liability company ("Consenting Party"), whose address is 12540 Beatrice Avenue, Suite 203, Los Angeles, California 90066.

                                    RECITALS

         A. Consenting Party is the owner of certain real property in the City of Vernon, County of Los Angeles, State of California, described on Exhibit "A" attached hereto and commonly known as 2727 E. Vernon Avenue, Vernon, California (the "Premises"). Consenting Party and Debtor (as defined below) are parties to that certain Standard Industrial/Commercial Single-Tenant Lease - Net, dated January 1, 2002 (the "Lease"), under which Debtor leases the Premises.

         B. This Waiver and Consent is executed to induce (1) Secured Party to extend or continue to extend certain credit to OVERHILL FARMS, INC., a Nevada corporation ("Debtor"), pursuant to that certain Master Security Agreement dated as of ___________, by and between Debtor and Secured Party (the "Security Agreement"), and the other loan documents executed in connection therewith, and as the same may be amended, restated, supplemented, or otherwise modified from time to time (collectively, the "Agreements"), which Agreements, among other things, were executed by Debtor for the purpose of granting a first priority security interest to secure the repayment of all obligations and the performance of all indebtedness now or hereafter owing by Debtor to Secured Party, of every kind and description.

         C. This Waiver and Consent does not amend any of the terms of the Agreements, and reference thereto is made for further particulars.

         D. By the Agreements, Secured Party shall extend certain credit or has extended certain credit to Debtor against the security of the personal property as set forth on Exhibit "B" hereto, which is the personal property subject to the Secured Party's Security Agreement (collectively, "Property").

         E. The execution and delivery of this Waiver and Consent by Consenting Party is required by Secured Party as a condition to the continued extension of credit to Debtor pursuant to the Agreements.

         NOTWITHSTANDING THE TERMS OF THE LEASE, SECURED PARTY AND CONSENTING PARTY AGREE THAT:

         1. Consenting Party acknowledges that (a) the Lease is in full force and effect and (b) to Consenting Party's actual knowledge, there is no existing default under the Lease.

         2. The Property shall be and remain personal property notwithstanding the manner of its annexation to the Premises, its adaptability to the uses and purposes for which the Premises are used, or the intentions of the party making the annexation.

         3. Any rights that Consenting Party may claim to have in and to the Property, no matter how arising, shall be subordinate to the rights of Secured Party therein.

         4. Consenting Party consents to the installation of the Property on the Premises by or on behalf of Secured Party, agrees that Secured Party may do with the Property any or all of the acts below enumerated, and grants Secured Party a license, as set forth below, to enter into possession of the Premises, (a) at any time prior to the expiration, termination or cancellation of the Lease or abandonment of the Premises by Debtor or (b) subject to the limitations set forth in paragraph 6 below, during any period in which the Lease has been terminated or canceled, or after Debtor has abandoned the Premises, to do any or all of the following with respect to said Property: assemble, have appraised, display, remove, maintain, prepare for sale or lease, repair, lease, transfer and/or sell (at one or more public auctions or private sales) to the extent such action is not in violation of any applicable laws and regulations.

         5. Subject to the limitations set forth in paragraph 6 below, the waivers and consents herein granted shall continue until such time as all obligations, indebtedness and expenses (including, without limitation, reasonable attorneys' fees) of Debtor to Secured Party have been paid in full in cash and all covenants and conditions as more specifically enumerated in the Agreements have been fully performed by Debtor.

         6. If the Lease has been terminated or canceled prior to the expiration thereof, or Debtor has abandoned the Premises, then Secured Party shall only be permitted to occupy the Premises for the purposes described in paragraph 4 above for a period of up to thirty (30) days following the date on which Secured Party received written notice, by overnight courier or by certified mail, return receipt requested, at the address set forth hereinabove, that the Lease has been terminated or canceled prior to the expiration thereof, or the Debtor has abandoned the Premises (the "Removal Period"). The Removal Period shall only apply to any early termination of the Lease and shall not extend for any reason beyond the primary term of the Lease. Secured Party shall not be responsible for rent or, except as provided herein, any other Lease charges during the Removal Period. Prior to any such entry into the Premises, Secured Party shall provide proof of liability and property insurance coverage required to be carried by

Debtor which satisfies the terms and provisions of the Lease (even though such Lease may have been terminated or cancelled) and shall pay for all utilities used on the Premises, which amount shall not exceed fifteen thousand and no/100 dollars ($15,000.00) and other non-reoccurring costs incurred directly related to Secured Party's occupancy. If any order or injunction is issued or stay granted that prohibits Secured Party or the Consenting Party from exercising any of its rights hereunder, (including without limitation, imposition of the automatic stay by the filing of any bankruptcy or similar proceeding), then, at the option of Secured Party the Removal Period shall be stayed during the period of such prohibition until the earlier of (A) the date that the Secured Party receives a court order lifting such order, stay or injunction against it or the Secured Party otherwise obtains lawful possession of the Premises or (B) the date that the Consenting Party receives a court order lifting such order, injunction or stay against the Consenting Party or the Consenting Party otherwise obtains lawful possession of the Premises, and in the case of the satisfaction of the first of (A) or (B), the Removal Period shall continue thereafter for the number of days remaining in the Removal Period as of the date of issuance of the order, injunction or stay terminating such prohibition. Any other extensions of the Removal Period occasioned by a reason other than those set forth in the immediately preceding sentence (any such extension being hereinafter referred to as a "Non-Procedural Extension") shall be conditioned upon the payment of "Rent" (as defined below), limited to a maximum of an additional thirty days and shall be made only upon the written consent of Consenting Party, which shall not be unreasonably withheld, delayed or conditioned. Secured Party will pay to Consenting Party for such Non-Procedural Extension, "Rent" in an amount equal to forty thousand and no/100 dollars ($40,000.00). During any such Non-Procedural Extension period, Secured Party shall also pay for all utilities used on the Premises, which amount shall not exceed fifteen thousand and no/100 dollars and other non-reoccurring costs incurred directly related to Secured Party's occupancy. Rent shall be due to Consenting Party on the first day of any such Non-Procedural Extension. Secured Party shall repair, at its reasonable expense, or provide adequate funds to compensate Consenting Party from, any physical damage to the Premises occurring during the Removal Period other than (A) ordinary wear and tear or (B) damage caused by the acts or omissions of Consenting Party or Debtor or their respective agents, representatives or invitees. Secured Party shall be responsible for any third party claims (including without limitation, those of any employees, agents, contractors or invitees of Secured Party) relating to the exercise of Secured Party's rights with respect to Debtor or Debtor's Property located on the Premises. Secured Party shall not (A) be liable for any diminution in value of the Premises caused by the absence of Property actually removed or by any necessity of replacing the Property or (B) have any duty or obligation to remove or dispose of any Property left on the Premises by Debtor.

         7. Consenting Party agrees to give written notice to Secured Party by certified mail, return receipt requested or overnight courier to the address set forth above within five (5) days of any default by Debtor of any of the provisions of the Lease, any termination or cancellation of the Lease or Debtor's abandonment of the Premises; provided, that Secured Party shall be under no obligation to cure any default under the Lease. Debtor also shall give Secured Party immediate notice of any default by Debtor under the Lease or any termination or cancellation of the Lease or Debtor's abandonment of the Premises. No liability shall be incurred by Consenting Party for delay or failure to give any default notice to Secured Party.

         8. Consenting Party unconditionally consents in advance to the granting of a security interest in the Lease and the Property by Debtor to, and any foreclosure by Secured Party of its security interest in the Lease and/or the Property, in each case pursuant to the Agreements, and the purchase thereof by Secured Party or any other purchaser at any such foreclosure or by any conveyance or transfer in lieu of foreclosure.

         9. This Waiver and Consent shall be governed and controlled by and interpreted under the laws of the State of California and shall inure to the benefit of and be binding upon the successors, heirs, personal representatives and assigns of Consenting Party and Secured Party.

         10. If either party commences litigation against the other for the specific performance of this Agreement, for damages for the breach of this Agreement or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the day and year first above written.

         SECURED PARTY:

         General Electric Capital Corporation By:


         By:   IRIS KWONG
               --------------------------------
            Its: SR RISK ANALYST
                 ------------------------------

         CONSENTING PARTY:

         VERNON ASSOCIATES, LLC,
         a California limited liability company

         By:  /S/ WILLIAM D. FELDMAN
              ---------------------------------
            Its:  MANAGING MEMBER
                  -----------------------------

         ACKNOWLEDGED AND AGREED TO:

         DEBTOR:

         OVERHILL FARMS, INC.,
         a Nevada corporation

         By: /S/ ANDY HORVATH
             --------------------------------
            Its: CHIEF FINANCIAL OFFICER
                 ----------------------------

STATE OF CALIFORNIA        )
                           )  SS.
COUNTY OF LOS ANGELES      )

         On Feb. 22, 2003 before me, the undersigned notary public in and for said state, personally appeared Andy Horvath, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signatures) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

                                                  NICOLE FITTS
                                                  Commission #1338945
Signature  /S/ NICOLE FITTS           (Seal)      Notary Public - California
           ------------------------               Los Angeles County
                                                  My Comm. Expires Dec. 30, 2005

--------------------------------------------------------------------------------



STATE OF ___________________        )
                                    )  SS.
COUNTY OF _________________         )

         On ____________________ before me, the undersigned notary public in and for said state, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signatures) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

Signature  ______________________   (Seal)

                          ACKNOWLEDGMENT OF INSTRUMENTS
                          -----------------------------


STATE OF IDAHO        )
                      ) SS.
COUNTY OF BLAINE      )

         On July 25, 2002 before me, the undersigned notary public in and for said state, personally appeared William D. Feldman, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

Signature /S RENEE C. SCHULZ                                  (Seal)
          -------------------------------
Expires 10/18/05

--------------------------------------------------------------------------------


STATE OF _____________     )
                           ) SS.
COUNTY OF ___________      )

         On ___________________________ before me, the undersigned notary public in and for said state, personally appeared _______________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

Signature ____________________________      (Seal)

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

PARCEL 1:

THAT PORTION OF THE RANCHO SAN ANTONIO, IN THE CITY OF VERNON, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF THE LAND CONVEYED TO NEWMARKET COMPANY BY DEED RECORDED IN BOOK 6453 PAGE 78, OF DEEDS; THENCE ALONG THE EASTERLY LINE OF SAID LAND NORTH 09 DEGREES 10 MINUTES 00 SECONDS EAST 400.00 FEET TO THE SOUTHERLY LINE OF THE LAND CONVEYED TO PACIFIC LIGHT AND POWER CORPORATION BY DEED RECORDED IN BOOK 6278 PAGE 244, OF DEEDS; THENCE SOUTH 88 DEGREES 08 MINUTES 27 SECONDS WEST 326.46 FEET ALONG SAID SOUTHERLY LINE TO THE EAST LINE OF THE TRACT OF LAND DESCRIBED IN THE AGREEMENT TO CONVEY FROM THE HUNTINGTON LAND AND IMPROVEMENT COMPANY TO CEDARLIND AND PERSON COMPANY, RECORDED IN BOOK 5889 PAGE 250, OF DEEDS; THENCE NORTH 0 DEGREES 10 MINUTES 00 SECONDS EAST
154.77 FEET ALONG SAID EAST LINE TO THE SOUTH LINE OF THE LAND CONVEYED TO LOS ANGELES PACKING COMPANY, BY DEED RECORDED IN BOOK 2445 PAGE 56, OF DEEDS; THENCE ALONG SAID SOUTH LINE NORTH 89 DEGREES 10 MINUTES 50 SECONDS EAST 264.95 FEET TO THE SOUTHEAST CORNER OF THE LAND SO CONVEYED TO SAID LOS ANGELES PACKING COMPANY; THENCE SOUTH 0 DEGREES 10 MINUTES 00 SECONDS WEST 99.93 FEET; THENCE NORTH 88 DEGREES 08 MINUTES 27 SECONDS EAST 627.55 FEET TO A LINE THAT IS PARALLEL TO AND DISTANT 40.00 FEET WESTERLY MEASURED AT RIGHT ANGLES FROM THE WESTERLY LINE OF THE RIGHT OF WAY CONVEYED TO THE SAN PEDRO, LOS ANGELES AND SALT LAKE RAILWAY COMPANY BY DEED RECORDED IN BOOK 5920 PAGE 221, OF DEEDS; THENCE ALONG SAID PARALLEL LINE SOUTH 2 DEGREES 21 MINUTES 20 SECONDS EAST
449.76 FEET TO THE NORTHERLY LINE OF VERNON AVENUE, 40.00 FEET WIDE (FORMERLY FRUITLAND COUNTY ROAD); THENCE SOUTH 88 DEGREES 08 MINUTES 27 SECONDS WEST
585.98 FEET ALONG SAID NORTHERLY LINE TO THE POINT OF BEGINNING.

SAID LAND IS ALSO KNOWN AS PARCEL 1 OF PARCEL MAP NO. 3477, IN THE CITY OF VERNON, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 52, PAGE 21 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THEREFROM THAT PORTION OF SAID LAND GRANTED TO THE CITY OF VERNON, A MUNICIPAL CORPORATION IN DEED RECORDED FEBRUARY 21, 1991 AS INSTRUMENT NO. 91-255747, OFFICIAL RECORDS.

PARCEL 2:

AN EASEMENT FOR INGRESS AND EGRESS PURPOSES OVER THAT PORTION OF THE RANCHO SAN ANTONIO, IN THE CITY OF VERNON, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF THAT LAND CONVEYED TO LOS ANGELES PACKING COMPANY BY DEED RECORDED IN BOOK 2445 PAGE 56, OF DEEDS; THENCE ALONG THE SOUTHERLY PROLONGATION OF THE EASTERLY LINE OF SAID LAND, SOUTH 0 DEGREES 10 MINUTES 00 SECONDS WEST 49.90 FEET TO THE TRUE POINT OF BEGINNING; THENCE NORTH 88 DEGREES 08 MINUTES 27 SECONDS EAST 625.35 FEET TO A LINE THAT IS PARALLEL TO AND DISTANT 40.00 FEET WESTERLY MEASURED AT RIGHT ANGLES FROM THE WESTERLY LINE OF THE RIGHT OF WAY CONVEYED TO THE SAN PEDRO, LOS ANGELES AND SALT LAKE RAILWAY COMPANY BY DEED RECORDED IN BOOK 5920 PAGE 221, OF DEEDS; THENCE SOUTH 2 DEGREES 21 MINUTES 20 SECONDS EAST 50.00 FEET ALONG SAID PARALLEL LINE; THENCE SOUTH 88 DEGREES 08 MINUTES 27 SECONDS WEST 627.55 FEET; THENCE NORTH 0 DEGREES 10 MINUTES 00 SECONDS EAST 50.03 FEET TO THE POINT OF BEGINNING.

PARCEL 3:

AN EASEMENT FOR INGRESS AND EGRESS PURPOSE OVER THAT PORTION OF THE RANCHO SAN ANTONIO, IN THE CITY OF VERNON, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

A STRIP OF LAND 40.00 FEET WIDE, THE EASTERLY SIDELINE OF SAID STRIP BEING DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE WESTERLY LINE OF THE RIGHT OF WAY CONVEYED TO THE SAN PEDRO, LOS ANGELES AND SALT LAKE RAILWAY COMPANY BY DEED RECORDED IN BOOK 5920 PAGE 221, OF DEEDS WITH THE NORTHERLY LINE OF VERNON AVENUE 40.00 FEET WIDE; THENCE NORTH 2 DEGREES 21 MINUTES 20 SECONDS WEST 931.28 FEET TO THE SOUTHERLY LINE OF THE LAND CONVEYED TO A. B. SALISBURY BY DEED RECORDED IN BOOK 1009 PAGE 5, OF DEEDS.

PARCEL 4:

AN EASEMENT FOR A RAILROAD SPUR TRACK OVER THAT PORTION OF THE RANCHO SAN ANTONIO, IN THE CITY OF VERNON, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

A STRIP OF LAND 40.00 FEET WIDE, THE EASTERLY SIDELINE OF SAID STRIP BEING DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE WESTERLY LINE OF THE RIGHT OF WAY CONVEYED TO THE SAN PEDRO, LOS ANGELES AND SALT LAKE RAILWAY COMPANY BY DEED RECORDED IN BOOK 5920 PAGE 221, OF DEEDS WITH THE NORTHERLY LINE OF VERNON AVENUE 40.00 FEET WIDE; THENCE NORTH 2 DEGREES 21 MINUTES 20 SECONDS WEST 931.28 FEET TO THE SOUTHERLY LINE OF THE LAND CONVEYED TO A. B. SALISBURY BY DEED RECORDED IN BOOK 1009 PAGE 5, OF DEEDS.

                                      -2-